                                                                   EXHIBIT 4(b)

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                               INDENTURE OF TRUST

                                     between

                           CITY OF COHASSET, MINNESOTA

                                       and

                         U.S. BANK NATIONAL ASSOCIATION,

                                   as Trustee

                         ------------------------------

                           Dated as of August 1, 2004

                         ------------------------------

      $111,000,000 Collateralized Pollution Control Refunding Revenue Bonds
                       (ALLETE, Inc. Project), Series 2004


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

                               INDENTURE OF TRUST

                                TABLE OF CONTENTS

This table of contents is not part of the Indenture, and is for convenience only. The captions herein are of no legal effect and do not vary the meaning or legal effect of any part of the Indenture.

                                                                            Page

PARTIES........................................................................1

RECITALS.......................................................................1

GRANTING CLAUSES...............................................................2

ARTICLE I DEFINITIONS, RULES OF CONSTRUCTION...................................3

     Section 101     Definitions of Words and Terms............................3
     Section 102     Rules of Construction....................................12
     Section 103     Characteristics of Certificate or Opinion................12

ARTICLE II THE BONDS..........................................................13

     Section 201     Authorization of Bonds; Terms of Series 2004 Bonds.......13
     Section 202     Issuance of Additional Bonds.............................15
     Section 203     Book-Entry System; Securities Depository.................16
     Section 204     Method and Place of Payment..............................17
     Section 205     Execution and Authentication.............................19
     Section 206     Registration, Transfer and Exchange of Bonds.............19
     Section 207     Temporary Bonds..........................................20
     Section 208     Mutilated, Destroyed, Lost and Stolen Bonds..............21
     Section 209     Cancellation of Bonds....................................21

ARTICLE III REDEMPTION AND PURCHASE OF BONDS..................................22

     Section 301     Redemption of Bonds......................................22
     Section 302     Election To Redeem; Notice to Trustee....................23
     Section 303     Selection of Bonds To Be Redeemed; Bonds Redeemed in
                     Part.....................................................23
     Section 304     Notice of Redemption.....................................24
     Section 305     Deposit of Redemption Price; Bonds Payable on
                     Redemption Date..........................................25

ARTICLE IV FUNDS AND ACCOUNTS, APPLICATION OF BOND PROCEEDS AND OTHER MONEY...26

     Section 401     Creation of Funds and Accounts...........................26
     Section 402     Deposit of Bond Proceeds and Other Money.................26
     Section 403     Redemption Fund..........................................27

                                       i

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     Section 404     Bond Fund................................................27
     Section 405     Payments Due on Non-Business Days........................28
     Section 406     Nonpresentment of Bonds..................................28
     Section 407     Money To Be Held in Trust................................28
     Section 408     Investment of Money......................................29
     Section 409     Records and Reports of Trustee...........................29

ARTICLE V SATISFACTION AND DISCHARGE..........................................30

     Section 501     Payment, Discharge and Defeasance of Bonds...............30
     Section 502     Satisfaction and Discharge of Indenture..................31
     Section 503     Rights Retained After Discharge..........................31

ARTICLE VI GENERAL AND PARTICULAR COVENANTS OF THE ISSUER.....................32

     Section 601     Issuer To Issue Bonds and Execute Indenture..............32
     Section 602     Limited Obligations......................................32
     Section 603     Payment of Bonds.........................................33
     Section 604     Performance of Covenants.................................33
     Section 605     Inspection of Books......................................33
     Section 606     Enforcement of Rights....................................33
     Section 607     Tax Covenants............................................33
     Section 608     Financing Statements.....................................34

ARTICLE VII EVENTS OF DEFAULT AND REMEDIES....................................34

     Section 701     Events of Default........................................34
     Section 702     Acceleration of Maturity; Rescission and Annulment.......35
     Section 703     Exercise of Remedies by the Trustee......................36
     Section 704     Trustee May File Proofs of Claim.........................37
     Section 705     Limitation on Suits by Bondowners........................38
     Section 706     Control of Proceedings by Bondowners.....................39
     Section 707     Application of Money Collected...........................39
     Section 708     Rights and Remedies Cumulative...........................40
     Section 709     Delay or Omission Not Waiver.............................40
     Section 710     Waiver of Past Defaults..................................40
     Section 711     Advances by Trustee......................................40

ARTICLE VIII THE TRUSTEE AND PAYING AGENTS....................................41

     Section 801     Acceptance of Trusts; Certain Duties and
                     Responsibilities.........................................41
     Section 802     Certain Rights of Trustee................................42
     Section 803     Notice of Defaults.......................................43
     Section 804     Compensation and Reimbursement...........................44
     Section 805     Corporate Trustee Required; Eligibility..................44
     Section 806     Resignation and Removal of Trustee.......................45
     Section 807     Appointment of Successor Trustee.........................46
     Section 808     Acceptance of Appointment by Successor...................46

     Section 809     Merger, Consolidation and Succession to Business.........47
     Section 810     Co-Trustees and Separate Trustees........................47
     Section 811     No Transfer of First Mortgage Bonds......................48
     Section 812     Voting of First Mortgage Bonds...........................48
     Section 813     Surrender of First Mortgage Bonds........................49
     Section 814     Designation of Paying Agents.............................49

ARTICLE IX SUPPLEMENTAL INDENTURES............................................50

     Section 901     Supplemental Indentures without Consent of Bondowners....50
     Section 902     Supplemental Indentures with Consent of Bondowners.......50
     Section 903     Execution of Supplemental Indentures.....................52
     Section 904     Effect of Supplemental Indentures........................52
     Section 905     Reference in Bonds to Supplemental Indentures............52
     Section 906     Company's Consent to Supplemental Indentures.............52

ARTICLE X AMENDMENT OF LOAN AGREEMENT.........................................53

     Section 1001    Amendment, etc., to Loan Agreement Not Requiring
                     Consent of Bondowners....................................53
     Section 1002    Amendment, etc., to Loan Agreement Requiring Consent
                     of Bondowners............................................53
     Section 1003    Trustee Authorized To Join in Amendments; Reliance on
                     Counsel..................................................53

ARTICLE XI MEETINGS OF BONDOWNERS.............................................54

     Section 1101    Purposes for Which Bondowners' Meetings May Be Called....54
     Section 1102    Place of Meetings of Bondowners..........................54
     Section 1103    Call and Notice of Bondowners' Meetings..................54
     Section 1104    Persons Entitled To Vote at Bondowners' Meetings.........54
     Section 1105    Determination of Voting Rights; Conduct and
                     Adjournment of Meetings..................................55
     Section 1106    Counting Votes and Recording Action of Meetings..........55
     Section 1107    Revocation by Bondowners.................................56

ARTICLE XII NOTICES, CONSENTS AND ACTS OF BONDOWNERS..........................56

     Section 1201    Notices..................................................56
     Section 1202    Acts of Bondowners.......................................58
     Section 1203    Form and Contents of Documents Delivered to Trustee......59

ARTICLE XIII MISCELLANEOUS PROVISIONS.........................................60

     Section 1301    Further Assurances.......................................60
     Section 1302    Immunity of Officers, Employees and Members of Issuer....60
     Section 1303    Liability of Issuer Limited..............................60
     Section 1304    Execution Counterparts...................................60
     Section 1305    Governing Law............................................60

                                      iii

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     Section 1306    Benefit of Indenture.....................................61
     Section 1307    Severability.............................................61

EXHIBIT A--FORM OF SERIES 2004 BONDS ........................................A-1

                               INDENTURE OF TRUST

     This INDENTURE OF TRUST, dated as of August 1, 2004 (the "Indenture"), between the CITY OF COHASSET, MINNESOTA, a municipal corporation organized and existing under the laws of the State of Minnesota (the "Issuer"), and U.S. Bank National Association, a national banking association duly organized and existing and authorized to accept and execute trusts of the character herein set out under the laws of the United States, and having its principal corporate trust office located in St. Paul, Minnesota, as trustee (the "Trustee").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, the Issuer is authorized and empowered under Minnesota Statutes, Sections 469.152 to 469.165, as amended (as hereinafter defined, the "Act"), to issue revenue bonds to finance, in whole or in part, the cost of the acquisition, construction, reconstruction, improvement, betterment or extension of, and to acquire, construct and hold, properties, real or personal, used or useful in a revenue-producing enterprise or in the abatement or control of air or water pollution in connection with a revenue-producing enterprise engaged in business, and to refund revenue bonds previously issued under the Act; and

     WHEREAS, under the provisions of the Act and at the request of ALLETE, Inc., a Minnesota corporation (hereinafter called the "Company"), the City of Bass Brook, Minnesota (the predecessor to the Issuer) previously issued
$111,000,000 aggregate principal amount of its 6% Collateralized Pollution Control Revenue Bonds (Minnesota Power & Light Company Project), Series 1992 (hereinafter called the "Refunded Bonds"), the proceeds from the sale of which were used for the purpose of refinancing a portion of the costs of the acquisition, construction and equipping of certain pollution control facilities at units 1, 2 and 4 of the Clay Boswell steam electric generating station owned in part by the Company and located in the City of Cohasset, Minnesota; and

     WHEREAS, under the provisions of the Act and at the request of the Company, the Issuer has duly authorized the issuance and sale of its Collateralized Pollution Control Refunding Revenue Bonds (ALLETE, Inc. Project), Series 2004 (the "Series 2004 Bonds"), issuable under and upon the terms of this Indenture, the proceeds from the sale of which will be loaned by the Issuer to the Company for the purpose of refunding the Refunded Bonds; and

     WHEREAS, all things have been done that are necessary to make the Bonds, when executed by the Issuer and authenticated and delivered hereunder, the valid special, limited obligations of the Issuer, and to constitute this Indenture a valid contract for the security of the Bonds, in accordance with their and its terms.

     NOW, THEREFORE, THIS INDENTURE WITNESSETH:

     The Issuer, in consideration of the premises and the acceptance by the Trustee of the trusts hereby created and of the purchase and acceptance of the Series 2004 Bonds and any Additional Bonds (as hereinafter defined) (collectively, the "Bonds") by the Owners (as hereinafter defined) thereof, in order to secure the payment of the principal of, premium, if any, and interest on the Bonds according to their tenor and effect and the performance and observance by the Issuer of all of its covenants expressed or implied herein and in the Bonds, does hereby pledge, and convey, assign and grant to the Trustee a security interest in, the property described in paragraphs (a), (b) and (c) below (said property referred to herein as the "Trust Estate"):

          (a) all rights, title and interest of the Issuer (including, but not limited to, the right to enforce any of the terms thereof) in, to and under
     (1) the Loan Agreement, including all Receipts and Revenues of the Issuer from the Loan Agreement and all other payments owing to the Issuer and paid by the Company under the Loan Agreement (except the Issuer's rights to payment of its fees and expenses and to indemnification as set forth in the Loan Agreement and as otherwise expressly set forth therein), including without limitation its rights to delivery of the First Mortgage Bonds issued and delivered by the Company, and (2) all financing statements or other instruments or documents evidencing, securing or otherwise relating to the loan of the proceeds of the Bonds; and

          (b) the money and investments from time to time held by or on behalf of the Trustee in the funds and accounts under the terms of this Indenture (provided that any moneys or obligations deposited with or paid to the Trustee for the redemption or payment of Bonds which are deemed to have been paid in accordance with Article V hereof shall not constitute a part of the Trust Estate but will be held for and applied only to the payment of such Bonds); and

          (c) any and all other property (real, personal or mixed) of every kind and nature from time to time, by delivery or by writing of any kind, pledged, assigned or transferred as and for additional security under this Indenture by the Issuer or by anyone in its behalf or with its written consent, to the Trustee, which is hereby authorized to receive any and all such property at any and all times and to hold and apply the same subject to the terms hereof.

     TO HAVE AND TO HOLD all the same to the Trustee and its successors and assigns forever;

     BUT IN TRUST, NEVERTHELESS, upon the terms and trusts herein set forth for the equal and proportionate benefit, security and protection of all Owners of the Bonds issued under and secured by this Indenture, without privilege, priority or distinction as to lien or otherwise of any of the Bonds over any of the others except as otherwise expressly provided herein.

     PROVIDED, HOWEVER, that if the Issuer, its successors or assigns, shall well and truly pay or cause to be paid the principal of the Bonds and the premium, if any, and interest due or to become due thereon, at the times and in the manner mentioned in the Bonds, according to the true intent and meaning thereof, or shall provide, as permitted hereby, for the payment thereof by depositing with the Trustee sums sufficient to pay the entire amount due or to become due thereon, and shall well and truly keep, perform, and observe all the covenants and conditions pursuant to the terms of this Indenture to be kept, performed and observed by it and shall pay to the Trustee all sums of money due or to become due to it in accordance with the terms and provisions hereof; then upon such final payment this Indenture and the rights hereby granted shall cease, terminate, and become null and void; otherwise this Indenture to be and remain in full force and effect.

                                   ARTICLE I

                       DEFINITIONS, RULES OF CONSTRUCTION

     SECTION 101 DEFINITIONS OF WORDS AND TERMS. All words and phrases defined in the preambles of this Indenture shall have the same meaning in this Indenture, except as otherwise appears in this Section. In addition, the following terms shall have the following meanings, unless the context otherwise requires:

     "Act" means Minnesota Statutes, Sections 469.152 to 469.165, as amended, and all acts supplemental thereto or amendatory thereof.

     "Additional Bonds" means any Bonds issued under this Indenture, other than the Series 2004 Bonds.

     "Affiliate" means any Person which "controls," or is "controlled" by, or is under common "control" with, the Company. For purposes of this definition, a Person "controls" another Person when the first Person possesses or exercises directly, or indirectly through one or more other affiliates or related entities, the power to direct the management and policies of the other Person, whether through the ownership of voting rights, membership, the power to appoint members, trustees or directors, by contract, or otherwise.

     "Authorized Denominations" means, in respect of a series of Bonds, denominations of $5,000 or any integral multiple thereof.

     "Book-Entry System" means, in respect of a series of Bonds, the global book-entry system used by a Securities Depository appointed pursuant to Section 203 hereof to effect the transfer of beneficial ownership interests in such Bonds.

     "Bond Counsel" means any legal counsel selected by the Company and reasonably acceptable to the Issuer and the Trustee who shall be nationally recognized as expert in matters pertaining to the validity of obligations of governmental issuers and the exemption from federal income taxation of interest on such obligations and experienced in the financing of pollution control facilities.

     "Bond Fund" means the fund by that name created by Section 401 of this Indenture.

     "Bondowner" means the Owner of a Bond.

     "Bonds" means the Series 2004 Bonds and any Additional Bonds.

     "Business Day" means a day other than (a) a Saturday, Sunday or legal holiday, and (b) a day on which banks located in any city in which the principal corporate trust office of the Trustee or the principal office of any Paying Agent is located are required or authorized by law to remain closed.

     "Cede & Co." means Cede & Co., as nominee of The Depository Trust Company, New York, New York.

     "Code" means the Internal Revenue Code of 1986, as amended, and, when appropriate, any statutory predecessor or successor thereto, and all applicable regulations thereunder and any applicable official rulings, announcements, notices, procedures and judicial determinations relating to the foregoing.

     "Company" means ALLETE, Inc., a Minnesota corporation, and its permitted successors and assigns under the Loan Agreement.

     "Company Representative" means the President, any Vice President or the Treasurer of the Company and such other person or persons at the time designated to act on behalf of the Company in matters relating to this Indenture and the Loan Agreement as evidenced by a written certificate furnished to the Issuer and the Trustee containing the specimen signature of such person or persons and signed on behalf of the Company by its President, any Vice President or its Treasurer. Such certificate may designate an alternate or alternates each of whom shall be entitled to perform all duties of the Company Representative.

     "Costs of Issuance" means "issuance costs" with respect to Bonds described in Section 147(g) of the Code and any regulations thereunder, including but not limited to the following:

          (a) underwriters' compensation (whether realized directly or derived through purchase of Bonds at a discount below the price at which they are expected to be sold to the public);

          (b) counsel fees (including bond counsel, underwriters' counsel, Issuer's counsel, as well as any other specialized counsel fees incurred in connection with the borrowing);

          (c) financial advisor fees of any financial advisor to the Issuer incurred in connection with the issuance of such Bonds;

          (d) rating agency fees;

          (e) trustee, escrow agent and paying agent fees;

          (f) accountant fees and other expenses related to issuance of such Bonds;

          (g) printing costs (for such Bonds and of the preliminary and final Official Statement relating to such Bonds); and

          (h) fees and expenses of the Issuer incurred in connection with the issuance of such Bonds.

     "Counsel" means an attorney designated by or acceptable to the Trustee, duly admitted to practice law before the highest court of any state; an attorney for the Company or the Issuer may be eligible for appointment as Counsel.

     "Defeasance Obligations" means:

          (a) Government Obligations which are not subject to redemption prior to maturity;

          (b) obligations of any state or political subdivision of any state, the interest on which is excluded from gross income for federal income tax purposes and which meet the following conditions:

               (1) the obligations (A) are not subject to redemption prior to maturity or (B) the trustee for such obligations has been given irrevocable instructions concerning their calling and redemption and the issuer of such obligations has covenanted not to redeem such obligations other than as set forth in such instructions;

               (2) the obligations are secured by cash or noncallable Government Obligations that may be applied only to payment of principal of, premium, if any, and interest payments on such obligations;

               (3) the sufficiency of such cash and noncallable Government Obligations to pay in full all principal of, interest, and premium, if any, on such obligations has been verified by the report of an independent certified public accountant (a "Verification") and no substitution of Government Obligations shall be permitted except with cash or other Government Obligations and upon delivery of a new Verification;

               (4) such cash and Government Obligations serving as security for the obligations are held in an irrevocable escrow by an escrow agent or a trustee in trust for the owners of such obligations, at least one year has passed since the establishment of such escrow and the issuer of such obligations is not, and has not been since the establishment of such escrow, a debtor in a proceeding commenced under the United States Bankruptcy Code;

               (5) the Trustee has received an Opinion of Counsel that such cash and Government Obligations are not available to satisfy any other claims, including those against the trustee or escrow agent;

               (6) the Trustee has received an Opinion of Bond Counsel delivered in connection with the original issuance of such obligations to the effect that the interest on such obligations was exempt for purposes of federal income taxation, and the Trustee has received an Opinion of Bond Counsel delivered in connection with the establishment of the irrevocable escrow to the effect that the establishment of the escrow will not result in the loss of any exemption for purposes of federal income taxation to which interest on such obligations would otherwise be entitled;

               (7) the Trustee has received an unqualified opinion of nationally recognized bankruptcy counsel to the effect that the payment of principal of and interest on such obligations made from such escrow would not be avoidable as preferential payments and recoverable under the United States Bankruptcy Code should the obligor or any other person liable on such obligations become a debtor in a proceeding commenced under the United States Bankruptcy Code; and

               (8) the obligations are rated in the highest rating category by a nationally recognized securities rating service; or

          (c) obligations (including participation certificates) issued or guaranteed by an agency of the United States of America or person controlled or supervised by and acting as an instrumentality of the United States of America pursuant to authority granted by the Congress, including but not limited to those of the Federal Home Loan Mortgage Corporation, Federal Home Loan Banks, the Farm Credit System and Federal National Mortgage Association.

     "Determination of Taxability," when used with respect to a series of Bonds, means a final, nonappealable determination by the Internal Revenue Service or by a court of competent jurisdiction in the United States that, as a result of failure by the Company to observe or perform any covenant, condition or agreement on its part to be observed or performed under the Loan Agreement or as a result of the inaccuracy of any representation or agreement made by the Company under the Loan Agreement, the interest payable on Bonds of the series is includable for federal income tax purposes in the gross income of the owners thereof (other than an owner who is a "substantial user" of the projects refinanced thereby or a "related person" thereto within the meaning of Section 103(b)(13) of the 1954 Code), which final determination follows proceedings of which the Company has been given written notice and in which the Company, at its sole expense and to the extent deemed sufficient by the Company, has been given an opportunity to participate, either directly or in the name of the owners of Bonds of the series.

     "Electronic   Notice"  means  notice  transmitted  through  a  time-sharing terminal or facsimile machine, if operative as between any two parties, or if not operative, in writing or by telephone (promptly confirmed in writing).

     "Event of Default" has the meaning given such term in Section 701 hereof.

     "Facilities" means the Refinanced Pollution Control Facilities, as now existing or hereafter improved, which are described generally in Exhibit A to the Loan Agreement.

     "First Mortgage" means the Mortgage and Deed of Trust, dated as of September 1, 1945, from the Company to Irving Trust Company (now The Bank of New
York) and Richard H. West (Douglas J. MacInnes, Successor), as trustees, as heretofore and hereafter amended and supplemented.

     "First Mortgage Bonds" means the first mortgage bonds issued and delivered under the First Mortgage as required by Section 3.02 of the Loan Agreement.

     "First Mortgage Trustee" means the corporate trustee under the First Mortgage, its successors in trust and their assigns.

     "Government Obligations" means the following:

          (a) bonds, notes, certificates of indebtedness, treasury bills or other securities constituting direct obligations of, or obligations the principal of and interest on which are fully and unconditionally guaranteed by, the United States of America; and

          (b) evidences of direct ownership of a proportionate or individual interest in future interest or principal payments on specified direct obligations of, or obligations the payment of the principal of and interest on which is unconditionally guaranteed by, the United States of America, which obligations are held by a bank or trust company organized and existing under the laws of the United States of America or any state thereof in the capacity of custodian.

     "Indenture" means this Indenture of Trust as originally executed by the Issuer and the Trustee, as from time to time amended and supplemented by Supplemental Indentures in accordance with the provisions of this Indenture.

     "Interest Payment Date" means each January 1 and July 1.

     "Issuer" means the City of Cohasset, Minnesota, and any successors to its functions hereunder.

     "Issuer Representative" means the Mayor of the Issuer, and such other person or persons at the time designated to act on behalf of the Issuer in matters relating to this Indenture and the Loan Agreement as evidenced by a written certificate furnished to the Trustee containing the specimen signature of such person or persons and signed on behalf of the Issuer by its Mayor. Such certificate may designate an alternate or alternates, each of whom shall be entitled to perform all duties of the Issuer Representative.

     "Loan" means the loan of the proceeds of the Bonds made by the Issuer to the Company pursuant to the Loan Agreement.

     "Loan Agreement" means the Loan Agreement, of even date herewith, between the Issuer and the Company, as from time to time amended or supplemented by Supplemental Loan Agreements in accordance with the provisions of Article X hereof.

     "Loan Payments" means the payments of principal of and interest on the Loan referred to in Section 3.02 of the Loan Agreement.

     "1954 Code" means the Internal Revenue Code of 1954, as amended, and, when appropriate, any statutory predecessor thereto, and all applicable regulations thereunder and any applicable official rulings, announcements, notices, procedures and judicial determinations relating to the foregoing.

     "Opinion of Bond Counsel" means a written opinion of Bond Counsel.

     "Opinion of Counsel" means a written opinion of Counsel.

     "Original Purchaser" means, in respect of a series of Bonds, the Person who purchases Bonds of the series from the Issuer.

     "Outstanding" means with respect to Bonds, as of the date of determination, all Bonds theretofore authenticated and delivered under this Indenture, except:

          (a) Bonds theretofore cancelled by the Trustee or delivered to the Trustee for cancellation as provided in Section 209 of this Indenture;

          (b) Bonds for whose payment or redemption money or Defeasance Obligations in the necessary amount have been deposited with the Trustee or any Paying Agent in trust for the owners of such Bonds as provided in
     Section 501 of this Indenture, provided that, if such Bonds are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

          (c) Bonds in exchange for or in lieu of which other Bonds have been authenticated and delivered under this Indenture; and

          (d) Bonds alleged to have been destroyed, lost or stolen which have been paid as provided in Section 208 of this Indenture;

provided, however, that, in determining whether the Owners of the requisite principal amount of Outstanding Bonds have given any request, demand, authorization, direction, notice, consent or waiver under this Indenture, Bonds owned by the Issuer or by the Company or any Related Party thereto or Affiliate thereof shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Bonds which the Trustee knows to be so owned shall be disregarded.

     "Owner" means, in respect of a Bond, the Person or Persons in whose name the Bond is registered on the bond registration books maintained by the Trustee pursuant to Section 206 hereof.

     "Participants" means those financial institutions for whom the Securities Depository effects book-entry transfers and pledges of securities deposited with the Securities Depository, as such listing of Participants exists at the time of such reference.

     "Paying Agent" means the Trustee and any other commercial bank or trust institution organized under the laws of any state of the United States of America or any national banking association designated pursuant to this Indenture or any Supplemental Indenture as paying agent for any Bonds at which the principal of, redemption premium, if any, and interest on such Bonds shall be payable.

     "Permitted Investments" means, if and to the extent the same are at the time legal for investment of funds held under this Indenture:

          (a) Government Obligations;

          (b) bonds,  notes  or other  obligations  of any  state of the  United
     States or any political subdivision of any state, which at the time of their purchase are rated in either of the two highest rating categories by a Rating Service;

          (c) certificates of deposit or time or demand deposits constituting direct obligations of any bank, bank holding company, savings and loan association, trust company or other financial institution, except that investments may be made only in certificates of deposit or time or demand deposits which are:

               (1) Insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation, or any other similar United States Government deposit insurance program then in existence; or

               (2) Continuously and fully secured by securities described in paragraph (a) above, which have a market value, exclusive of accrued interest, at all times at least equal to the principal amount of such certificates of deposit or time or demand deposits; or

               (3) Issued by a bank, bank holding company, savings and loan association, trust company or other financial institution whose outstanding unsecured long-term debt is rated at the time of issuance in either of the two highest rating categories by a Rating Service;

          (d) repurchase agreements with any bank, bank holding company, savings and loan association, trust company or other financial institution organized under the laws of the United States or any state, that are continuously and fully secured by any one or more of the securities described in paragraph (a) above and which have a market value, exclusive of accrued interest, at all times at least equal to the principal amount of such repurchase agreements, provided that each such repurchase agreement conforms to current industry standards as to form and time, is in commercially reasonable form, is for a commercially reasonable period, results in transfer of legal title to identified Government Obligations which are segregated in a custodial or trust account for the benefit of the Trustee, and further provided that Government Obligations acquired pursuant to such repurchase agreements shall be valued at the lower of the then current market value thereof or the repurchase price thereof set forth in the applicable repurchase agreement;

          (e) investment agreements constituting an obligation of a bank, bank holding company, savings and loan association, trust company, insurance company, financial institution or other credit provider whose outstanding unsecured long-term debt is rated at the time of such agreement in either of the two highest rating categories by a Rating Service;

          (f) short term discount obligations of the Federal National Mortgage Association and the Government National Mortgage Association; and

          (g) money market mutual funds that are registered with the federal Securities and Exchange Commission, meeting the requirements of Rule 2a-7 under the Investment

     Company Act of 1940 and that are rated in either of the two highest categories by a Rating Service, including mutual funds from which the Trustee or its affiliates receive fees for investment advisory or other services to the fund.

     "Person" means any natural person, firm, association, corporation, partnership, limited liability company, limited liability partnership, joint stock company, joint venture, trust, unincorporated organization or firm, or a government or any agency or political subdivision thereof or other public body.

     "Plant" means the Clay Boswell steam electric generating station located in the City of Cohasset, Minnesota, and owned in part by the Company.

     "Rating Service" means each of Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc., and Moody's Investor's Service, Inc., if a series of Bonds is rated by such rating service at the time, or any other nationally recognized securities rating service acceptable to the Company that maintains a rating on any of the Bonds.

     "Receipts and Revenues of the Issuer from the Loan Agreement" means all moneys paid or payable to the Trustee for the account of the Issuer by the Company in respect of the principal of and interest on the First Mortgage Bonds, or pursuant to Section 3.02(e) or 8.01 of the Loan Agreement, and all receipts of the Trustee credited under the provisions of this Indenture against such payments.

     "Redemption  Fund"  means  the fund by that name  created  by  Section  401 hereof.

     "Refunded Bonds" means the 6% Collateralized Pollution Control Refunding Revenue Bonds (Minnesota Power & Light Company Project), Series 1992, issued by the City of Bass Brook, Minnesota (the predecessor in interest to the Issuer) in the original principal amount of $111,000,000.

     "Regular Record Date" means the close of business on the 15th day (whether or not a Business Day) of the calendar month immediately preceding the Interest Payment Date.

     "Related Party" means any Person which is a member of the same controlled group with, or a related person to, the Issuer, within the meaning of Section 1.150-1 of the Treasury Regulations.

     "Replacement Bonds" means Bonds issued to the beneficial owners of such Bonds in accordance with Section 203 hereof.

     "Securities Depository" means for any series of Bonds, The Depository Trust Company, New York, New York, and its successors and assigns, or any successor securities depository appointed pursuant to Section 203 hereof.

     "Series 2004 Bonds" means any bond or bonds of the series of Collateralized Pollution Control Refunding Revenue Bonds (ALLETE, Inc. Project), Series 2004, aggregating the principal amount of $111,000,000, to be issued, authenticated and delivered under and pursuant to this Indenture.

     "Sinking Fund Payment Date" means one of the dates set forth in any applicable provision of a Supplemental Indenture for the making of mandatory principal redemptions with respect to the Bonds.

     "Special Record Date" means, with respect to any Bond, the date established by the Trustee in connection with the payment of overdue interest on such Bond pursuant to Section 204 hereof.

     "State" means the State of Minnesota.

     "Stated Maturity" when used with respect to any Bond or any installment of interest thereon means the date specified in such Bond as the fixed date on which the principal of such Bond or such installment of interest is due and payable.

     "Supplemental Indenture" means any indenture supplemental or amendatory to this Indenture entered into by the Issuer and the Trustee pursuant to Article IX of this Indenture.

     "Supplemental   Loan  Agreement"   means  any  agreement   supplemental  or
amendatory to the Loan Agreement entered into by the Issuer and the Company pursuant to Article X hereof.

     "Tax Compliance Certificate" means a No Arbitrage Certificate of the Company, executed upon the issuance of a series of Bonds hereunder, as such may be amended or supplemented from time to time in accordance with the provisions thereof.

     "Transaction Documents" means this Indenture, the Bonds, the Loan Agreement, the Tax Compliance Certificate, the First Mortgage Bonds and those certificates given by the Issuer, the Company and the Trustee in connection with the issuance of the Bonds, including any and all amendments or supplements to any of the foregoing; provided, however, that when the words "Transaction Documents" are used in the context of the authorization, execution, delivery, approval or performance of Transaction Documents by a particular party, the same shall mean only those Transaction Documents that provide for or contemplate authorization, execution, delivery, approval or performance by such party.

     "Trustee" means U.S. Bank National Association, and its successor or successors and any other corporation or association which at any time may be substituted in its place pursuant to and at the time serving as trustee under this Indenture.

     "Trust Estate" means the revenues, money, investments, contract rights, general intangibles, and instruments and proceeds, products and accessions thereof as set forth in the Granting Clauses of this Indenture, and such other collateral, security and guarantees as shall from time to time be pledged to the Trustee by the Issuer as security for its obligations under the Bonds.

     "United States Bankruptcy Code" means the United States Bankruptcy Reform Act of 1978, as amended from time to time, or any substitute or replacement legislation.

     SECTION 102 RULES OF CONSTRUCTION. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires, the following rules of construction apply in construing the provisions of this
Indenture:

     (a) The terms defined in this Article include the plural as well as the singular.

     (b) All accounting terms not otherwise defined herein shall have the meanings assigned to them, and all computations herein provided for shall be made, in accordance with generally accepted accounting principles to the extent applicable. The term "generally accepted accounting principles" refers to such principles in effect on the date of the determination, certification, computation or other action to be taken hereunder using or involving such terms provided, as applied to any entity that operates a utility or other discrete enterprise of a type with respect to which particular accounting principles from time to time shall have been generally adapted or modified, the term "generally accepted accounting principles" shall include the adaptations or modifications.

     (c) All references in this instrument to designated "Articles," "Sections" and other subdivisions are to be the designated Articles, Sections and other subdivisions of this instrument as originally executed.

     (d) The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision hereof.

     (e) The Article and Section headings herein and in the Table of Contents are for convenience only and shall not affect the construction hereof.

     (f) Whenever an item or items are listed after the word "including," such listing is not intended to be a listing that excludes items not listed.

     (g) "Or" is not intended to be exclusive, but is intended to permit or encompass one, more or all of the alternatives conjoined.

     (h) Any terms not defined herein but defined in  the Loan  Agreement  shall
         have  the  meanings  herein  unless   the  context   clearly   requires
         otherwise.

     SECTION 103 CHARACTERISTICS OF CERTIFICATE OR OPINION. Every certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include: (i) a statement that the person or persons making such certificate or opinion have read such covenant or condition and the definitions herein relating thereto; (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate are based; (iii) a statement that, in the opinion of the signers, they have made or caused to be made such examination or investigation as is necessary to enable them to express an informed opinion as to whether or not such covenant or condition has been complied with; and (iv) a statement whether, in the opinion of the signers, such condition or covenant has been complied with.

     Any such certificate made or given by an officer of the Issuer may be based, insofar as it relates to legal matters, upon an Opinion of Counsel. Any such Opinion of Counsel may be based, insofar as it relates to factual matters information with respect to which is in the possession of the Issuer or the Company, upon the certificate of an officer or officers of the Issuer or the Company.

                                   ARTICLE II

                                    THE BONDS

     SECTION 201 AUTHORIZATION OF BONDS; TERMS OF SERIES 2004 BONDS. (a) No Bonds may be issued under this Indenture except in accordance with the provisions of this Article. The total principal amount of Series 2004 Bonds that may be issued under this Indenture is limited as provided in this Section. Additional Bonds may be issued as provided in Section 202 hereof.

     (b) There shall be issued under and secured by this Indenture a series of Bonds designated "Collateralized Pollution Control Refunding Revenue Bonds (ALLETE, Inc. Project), Series 2004," in the aggregate principal amount of $111,000,000, for the purpose of providing funds to make a loan to the Company to be used, with other available funds, to refund the Refunded Bonds.

     The aggregate principal amount of the Series 2004 Bonds that may be authenticated and delivered and Outstanding under this Indenture is limited to and shall not exceed $111,000,000.

     The Series 2004 Bonds shall be dated the date of their original issuance and delivery, and shall have a Stated Maturity of July 1, 2022, subject to prior redemption as provided in Article III hereof.

     (c) The Series 2004 Bonds shall bear interest from their date or from the most recent date to which interest has been paid or duly provided for, at a rate per annum equal to 4.95%, payable on each Interest Payment Date as herein provided, commencing on January 1, 2005, until payment of the principal or redemption price thereof is made or provided for, whether at Stated Maturity, upon redemption, acceleration or otherwise.

     The Series 2004 Bonds shall be issuable as fully registered bonds without coupons, in Authorized Denominations, in substantially the form set forth in Exhibit A attached to this Indenture, with such necessary or appropriate variations, omissions and insertions as are permitted or required by this Indenture. The Series 2004 Bonds may have endorsed thereon such legends or text as may be necessary or appropriate to conform to any applicable rules and regulations of any governmental authority or any custom, usage or requirement of law with respect thereto.

     The Series 2004 Bonds shall be numbered from R-1 consecutively upward in order of issuance or in such other manner as the Trustee shall designate.

     (d) The Series 2004 Bonds may forthwith upon the execution and delivery of this Indenture, or from time to time thereafter, be executed by the proper officers of the Issuer and delivered to the Trustee for authentication, and shall thereupon be authenticated and delivered by the Trustee, but only upon receipt by the Trustee of the following:

          (1) A copy, certified by the City Clerk-Treasurer of the Issuer, of the resolution adopted by the Issuer authorizing the issuance of the Series 2004 Bonds and the execution of this Indenture, the Loan Agreement and the other Transaction Documents to which it is a party.

          (2) A copy, certified by the Secretary or an Assistant Secretary of the Company, of the resolutions adopted by the Company authorizing the execution and delivery of the Loan Agreement and the other Transaction Documents to which it is a party, and approving this Indenture and the issuance and sale of the Series 2004 Bonds.

          (3) An original executed counterpart of this Indenture, the Loan Agreement and the other Transaction Documents.

          (4) A request and authorization to the Trustee on behalf of the Issuer, executed by an Issuer Representative, to authenticate and thereafter deliver the Series 2004 Bonds to the Original Purchasers thereof upon payment to the Trustee, for the account of the Issuer, of the purchase price thereof, and directing the Trustee as to the disposition of the proceeds of the Series 2004 Bonds. The Trustee shall be entitled to rely conclusively upon such request and authorization as to the names of the Original Purchasers and the amounts of such purchase price.

          (5) An Opinion  of  Bond  Counsel  stating  in effect  and  subject to
              customary   assumptions    and   qualifications,   that:  (1)  all
              conditions precedent provided in this Indenture relating to the authentication and delivery of the Series 2004 Bonds have been complied with; and (2) the Series 2004 Bonds, when issued and executed by the Issuer and authenticated and delivered by the Trustee, will be the valid and binding special, limited obligations of the Issuer in accordance with their terms and entitled to the benefits of and secured by the lien of this Indenture equally and ratably with all Outstanding Bonds, and will bear interest not includable in gross income for federal income tax purposes of the owners thereof except by reason of
              Section 103(b)(13) of the 1954 Code.

          (6) An original duly executed counterpart or a duly certified copy of the supplemental indenture to the First Mortgage creating the First Mortgage Bonds.

          (7) The First Mortgage Bonds.

     When the documents specified above have been filed with the Trustee, and when the Series 2004 Bonds shall have been executed and authenticated as required by this Indenture, the Trustee shall deliver such Series 2004 Bonds to or upon the order of the Original Purchasers thereof, but only upon payment to the Trustee of the purchase price of the Series 2004 Bonds.

The proceeds of the sale of the Series 2004 Bonds, including accrued interest and premium thereon, if any, shall be immediately paid over to the Trustee, and the Trustee shall deposit and apply such proceeds as provided in Article IV hereof.

     SECTION 202 ISSUANCE OF ADDITIONAL BONDS. Additional Bonds (in addition to the Series 2004 Bonds) may be authenticated and delivered from time to time for one or more of the following purposes: (i) refunding and prepaying any Outstanding Bonds; (ii) refinancing any Outstanding Bonds as provided for in
Section 5.04 of the Loan Agreement; (iii) financing the acquisition, construction, equipping or improvement of any property of the Company, including funds to capitalize interest during construction, (iv) refinancing the acquisition, construction, equipping or improvement of any property of the Company through the refunding of outstanding revenue bonds issued by a state or political subdivision or other indebtedness incurred by the Company, and (v) to pay expenses of the issuance of such Additional Bonds.

     Additional Bonds may at any time and from time to time be executed by the Issuer and delivered to the Trustee for authentication, but only upon receipt by the Trustee of the following:

     (1) A copy, certified by the City Clerk-Treasurer of the Issuer, of the resolution adopted by the Issuer authorizing the issuance of such Additional Bonds and the execution and delivery of the Supplemental Loan Agreement relating to the Additional Bonds and the Supplemental Indenture establishing the terms thereof.

     (2) A copy, certified by the Secretary or an Assistant Secretary of the Company, of the resolutions adopted by the Company authorizing the execution and delivery of the Supplemental Loan Agreement relating to the Additional Bonds and approving the Supplemental Indenture and the issuance and sale of such Additional Bonds.

     (3) A certificate of a Company Representative approving the issuance and delivery of the Additional Bonds.

     (4) An executed counterpart of the Supplemental Indenture creating such Additional Bonds and of the Supplemental Loan Agreement providing for the expenditure of proceeds of the Additional Bonds.

     (5) A request and authorization to the Trustee on behalf of the Issuer, executed by an Issuer Representative, to authenticate such Additional Bonds and deliver such Additional Bonds to the Original Purchaser thereof upon payment to the Trustee, for the account of the Issuer, of the purchase price thereof, and directing the Trustee as to the disposition of the proceeds of such Additional Bonds. The Trustee shall be entitled to rely conclusively upon such request and authorization as to the names of the Original Purchaser and the amounts of such purchase price.

     (6) A certificate of an Issuer Representative stating that to the best of his or her knowledge no Event of Default is then subsisting and no event or condition which with the lapsing of time or the giving of notice, or both, would become an Event of Default has occurred, and that all conditions precedent provided for in this

         Indenture  relating   to  the  authentication   and  delivery  of  such
         Additional Bonds have been complied with;

     (7) A certificate of a Company Representative stating that to the best of his or her knowledge no "Event of Default" under the Loan Agreement is then subsisting and no event or condition which with the lapsing of time or the giving of notice, or both, would become such an "Event of Default" has occurred;

     (8) An Opinion of Bond Counsel stating in effect, and subject to customary assumptions and qualifications: (a) that all conditions precedent provided in this Indenture relating to the authentication and delivery of such Additional Bonds have been complied with; (b) that the Additional Bonds whose authentication and delivery are then applied for, when issued and executed by the Issuer and authenticated and delivered by the Trustee, will be the valid and binding special, limited obligations of the Issuer in accordance with their terms and entitled to the benefits of and secured by the lien of this Indenture equally and ratably with all Outstanding Bonds and will bear interest not includable in gross income for federal income tax purposes of the owners thereof except by reason of Section 103(b)(13) of the 1954 Code or Section 147(a) of the Code; and (c) stating that the issuance of such Additional Bonds will not affect the tax-exempt nature for federal income tax purposes of any Bonds then outstanding.

     (9) Written evidence, satisfactory to the Trustee, that each Rating Service will not reduce or withdraw its rating then assigned to the Outstanding Bonds as a result of the issuance of the Additional Bonds.

     Any Additional Bonds shall be dated the date of original authentication and delivery thereof, shall bear interest at the rate or rates established pursuant to Section 202 hereof, and shall have Stated Maturities (provided that such Stated Maturities shall be on January 1 or July 1) and may be subject to redemption prior to their Stated Maturities at such times and prices and on such terms and conditions as may be provided by the Supplemental Indenture authorizing their issuance (provided that any mandatory sinking fund redemption dates shall be on a January 1 or July 1). Except to the extent expressly provided otherwise in a Supplemental Indenture creating the Additional Bonds, all Additional Bonds shall be payable and secured equally and ratably and on a parity with all Bonds theretofore issued and then Outstanding, entitled to the same benefits and security of this Indenture.

     SECTION 203 BOOK-ENTRY SYSTEM; SECURITIES DEPOSITORY. The Bonds of each series shall initially be registered to Cede & Co., the nominee for the initial Securities Depository, and no beneficial owner will receive certificates representing their respective interests in the Bonds, except in the event the Trustee issues Replacement Bonds as provided in this Section. It is anticipated that during the term of each series of Bonds, the Securities Depository will make book-entry transfers among its Participants and receive and transmit payment of principal of, premium, if any, and interest on, such Bonds to the Participants until and unless the Trustee authenticates and delivers Replacement Bonds to the beneficial owners as described in the following paragraph.

     If (1) the Company determines (A) that the Securities Depository is unable to properly discharge its responsibilities, or (B) that the Securities Depository is no longer qualified to act as a securities depository and registered clearing agency under the Securities Exchange Act of 1934, as amended (the "1934 Act"), or (C) that the continuation of a Book-Entry System to the exclusion of the Bonds of any or all series being issued to any Bondowner other than the Securities Depository or its nominee is no longer in the best interests of the beneficial owners of such Bonds, or (2) the Trustee receives written notice from Participants having interests in not less than 50% of the principal amount of the Bonds Outstanding, as shown on the records of the Securities Depository (and certified to such effect by the Securities Depository), that the Participants have determined that the continuation of a Book-Entry System to the exclusion of any Bonds being issued to any Bondowner other than the Securities Depository or its nominee is no longer in the best interests of the beneficial owners of the Bonds, then the Trustee shall notify the Bondowners of such determination or such notice and of the availability of bond certificates to owners requesting the same, and the Trustee shall register in the name of and authenticate and deliver Replacement Bonds to the beneficial owners or their nominees in principal amounts representing the interest of each, making such adjustments as it may find necessary or appropriate as to accrued interest and previous calls for redemption; provided, that in the case of a determination under (1)(A) or (1)(B) of this paragraph, the Company, with the consent of the Trustee, may select a successor securities depository in accordance with the following paragraph to effect book-entry transfers. In such event, all references to the Securities Depository herein shall relate to the period of time when the Securities Depository has possession of at least one Bond which is held in its Book-Entry System. Upon the issuance of Replacement Bonds, all references herein to obligations imposed upon or to be performed by the Securities Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Replacement Bonds. If the Securities Depository resigns and the Company, the Trustee or Bondowners are unable to locate a qualified successor of the Securities Depository in accordance with the following paragraph, then the Trustee shall authenticate and cause delivery of Replacement Bonds to Bondowners, as provided herein. The
Trustee may rely on information from the Securities Depository and its Participants as to the names of the beneficial owners of the Bonds. The cost of printing, registration, authentication, and delivery of Replacement Bonds shall be paid by the Company.

     In the event the Securities Depository resigns, is unable to properly discharge its responsibilities, or is no longer qualified to act as a securities depository and registered clearing agency under the 1934 Act, the Company may appoint a successor Securities Depository provided the Trustee receives written evidence satisfactory to the Trustee with respect to the ability of the successor Securities Depository to discharge its responsibilities. Any such successor  Securities  Depository  shall be a securities  depository  which is a registered clearing agency under the 1934 Act, or other applicable statute or regulation that operates a securities depository upon reasonable and customary terms. The Trustee upon its receipt of a Bond or Bonds for cancellation shall cause the delivery of Bonds to the successor Securities Depository in appropriate denominations and form as provided herein.

     SECTION 204 METHOD AND PLACE OF PAYMENT. The principal of, redemption premium, if any, and interest on the Bonds shall be payable in any coin or currency of the United States of America which on the respective dates of payment thereof is legal tender for the payment of public and private debts.

     The principal of and the redemption premium, if any, on all Bonds shall be payable by check or draft at maturity or upon earlier redemption to the Persons in whose names such Bonds are registered on the bond register maintained by the Trustee at the maturity or redemption date thereof, upon the presentation and surrender of such Bonds at the principal corporate trust office of the Trustee or the principal office of any Paying Agent named in the Bonds.

     The interest payable on each Bond on any Interest Payment Date shall be paid by the Trustee to the registered owner of such Bond as shown on the bond register at the close of business on the Regular Record Date for such interest,
(1) by check or draft mailed to such Owner at his address as it appears on the bond register or at such other address as is furnished to the Trustee in writing by such Owner, or (2) with respect to Bonds held by a Securities Depository, or at the written request addressed to the Trustee by any Owner of Bonds in the aggregate principal amount of at least $1,000,000 (or, if the principal amount of the Outstanding Bonds of any series is less than $1,000,000, the Owner of all Outstanding Bonds of such series), by electronic wire transfer in immediately available funds to the bank for credit to the ABA routing number and account number filed with the Trustee no later than five Business Days before a payment date, but no later than a Regular Record Date for any interest payment, that all such payments be made by wire transfer.

     Interest on any Bond that is due and payable but not paid on the date due ("Defaulted Interest") shall cease to be payable to the Owner of such Bond on the relevant Regular Record Date and shall be payable to the Owner in whose name such Bond is registered at the close of business on a special record date (the "Special Record Date") for the payment of such Defaulted Interest, which Special Record Date shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Bond and the date of the proposed payment (which date shall be such as will enable the Trustee to comply with the next sentence hereof), and shall deposit with the Trustee at the time of such notice an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment; money deposited with the Trustee shall be held in trust for the benefit of the Owners of the Bonds entitled to such Defaulted Interest as provided in this Section. Following receipt of such funds the Trustee shall fix the Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Owner of a Bond entitled to such notice at the address of such Owner as it appears on the bond register not less than 10 days prior to such Special Record Date.

     Subject to the foregoing provisions of this Section, each Bond delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Bond shall carry all the rights to interest accrued and unpaid, and to accrue, which were carried by such other Bond and each such Bond shall bear interest from such date, that neither gain nor loss in interest shall result from such transfer, exchange or substitution.

     SECTION 205 EXECUTION AND AUTHENTICATION. The Bonds shall be executed on behalf of the Issuer by the manual or facsimile signatures of the Mayor and the City Clerk-Treasurer of the Issuer and said signatures shall be authenticated by the Trustee. It shall not be necessary for the seal of the Issuer to be affixed to or imprinted upon any Bond. If any officer whose manual or facsimile signature appears on any Bonds shall cease to hold such office before the authentication and delivery of such Bonds, such signature shall nevertheless be valid and sufficient for all purposes, the same as if such person had remained in office until delivery. Any Bond may be signed by such persons as at the actual time of the execution of such Bond shall be the proper officers to sign such Bond although at the date of such Bond such persons may not have been such officers.

     No Bond shall be secured by, or be entitled to any lien, right or benefit under, this Indenture or be valid or obligatory for any purpose, unless there appears on such Bond a certificate of authentication substantially in the form provided for in Exhibit A hereto, executed by the Trustee by the manual signature of an authorized representative of the Trustee, and such certificate upon any Bond shall be conclusive evidence, and the only evidence, that such Bond has been duly authenticated and delivered hereunder. At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Bonds executed by the Issuer to the Trustee for authentication and the Trustee shall authenticate and deliver such Bonds as in this Indenture provided and not otherwise.

     SECTION 206 REGISTRATION, TRANSFER AND EXCHANGE OF BONDS. The Trustee shall cause to be kept at its principal corporate trust office a register (referred to herein as the "bond register") in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration, transfer and exchange of Bonds as herein provided. The Trustee is hereby appointed "bond registrar" for the purpose of registering Bonds and transfers of Bonds as herein provided.

     Bonds may be transferred or exchanged only upon the bond register maintained by the Trustee as provided in this Section. Upon surrender for transfer or exchange of any Bond at the principal corporate trust office of the Trustee, the Issuer shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Bonds of the same series, Stated Maturity, of any Authorized Denominations and of a like aggregate principal amount.

     Every Bond presented or surrendered for transfer or exchange shall (if so required by the Issuer or the Trustee, as bond registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee, as bond registrar, duly executed by the Owner thereof or his attorney or legal representative duly authorized in writing.

     All Bonds issued upon any transfer or exchange of Bonds shall be the valid special, limited obligations of the Issuer, evidencing the same debt, and entitled to the same security and benefits under this Indenture, as the Bonds surrendered upon such transfer or exchange.

     No service charge shall be made for any registration, transfer or exchange of Bonds, but the Trustee or Securities Depository may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of

Bonds, and such charge shall be paid before any such new Bond shall be delivered. The fees and charges of the Trustee for making any transfer or exchange and the expense of any bond printing necessary to effect any such transfer or exchange shall be paid by the Company. In the event any Owner fails to provide a correct taxpayer identification number to the Trustee, the Trustee may impose a charge against such Owner sufficient to pay any governmental charge required to be paid as a result of such failure. In compliance with Section 3406 of the Code, such amount may be deducted by the Trustee from amounts otherwise payable to such Owner hereunder or under the Bonds.

     The Trustee shall not be required, (i) to transfer or exchange any Bond during a period beginning at the opening of business 15 days before the day of the first mailing of a notice of redemption of such Bond and ending at the close of business on the day of such mailing, or (ii) to transfer or exchange any Bond so selected for redemption in whole or in part, during a period beginning at the opening of business on any Regular Record Date for such Bonds and ending at the close of business on the relevant Interest Payment Date therefor.

     The Issuer, the Company, the Trustee and any agent of the Issuer, the Company or the Trustee may treat the Person in whose name any Bond is registered as the owner of such Bond for the purpose of receiving payment of principal of, and premium, if any, and interest on, such Bond and for all other purposes whatsoever, except as otherwise provided in this Indenture, whether or not such Bond is overdue, and, to the extent permitted by law, neither the Issuer, the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     The Person in whose name any Bond shall be registered on the bond register shall be deemed and regarded as the absolute owner thereof for all purposes, except as otherwise provided in this Indenture, and payment of or on account of the principal of and premium, if any, and interest on any such Bond shall be made only to or upon the order of the Owner thereof or his legal representative, but such registration may be changed as herein provided. All such payments shall be valid and effectual to satisfy and discharge the liability upon such Bond to the extent of the sum or sums so paid.

     At reasonable times and under reasonable regulations established by the Trustee, the bond register maintained by the Trustee may be inspected and copied by the Issuer, the Company or the Owners of 10% in principal amount of Bonds Outstanding or the authorized representative thereof, provided that the ownership of such Owner and the authority of any such designated representative shall be evidenced to the satisfaction of the Trustee.

     SECTION 207 TEMPORARY BONDS. Pending the preparation of definitive Bonds, the Issuer may execute, and upon request of the Issuer the Trustee shall authenticate and deliver, temporary Bonds which are printed, lithographed, typewritten, or otherwise produced, in any denomination, substantially of the tenor of the definitive Bonds in lieu of which they are issued, with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Bonds may determine, as evidenced by their execution of such Bonds. If temporary Bonds are issued, the Issuer will cause definitive Bonds to be prepared without unreasonable delay. After the preparation of definitive Bonds, the temporary Bonds shall be exchangeable for definitive Bonds upon surrender of the temporary Bonds at the principal corporate trust office of the Trustee, without charge to the Owner. Upon surrender for cancellation of any one or more temporary Bonds, the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Bonds of Authorized Denominations. Until so exchanged, temporary Outstanding Bonds shall in all respects be entitled to the security and benefits of this Indenture.

     SECTION 208 MUTILATED, DESTROYED, LOST AND STOLEN BONDS. If (i) any mutilated Bond is surrendered to the Trustee, or the Issuer and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Bond, and (ii) there is delivered to the Issuer and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Issuer or the Trustee that such Bond has been acquired by a bona fide purchaser, the Issuer shall execute and upon its request the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Bond, a new Bond of the same series and Stated Maturity and of like tenor and principal amount, bearing a number not contemporaneously outstanding.

     In case any such mutilated, destroyed, lost or stolen Bond has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new Bond, pay such Bond.

     Upon the issuance of any new Bond under this Section, the Issuer and the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith.

     Every new Bond issued pursuant to this Section in lieu of any destroyed, lost or stolen Bond, shall constitute an original additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Bond shall be at any time enforceable by anyone, and shall be entitled to all the security and benefits of this Indenture equally and ratably with all other Outstanding Bonds.

     The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Bonds.

     SECTION 209 CANCELLATION OF BONDS. All Bonds surrendered for payment, redemption, transfer, exchange or replacement, if surrendered to the Trustee, shall be promptly cancelled by the Trustee, and, if surrendered to any Paying Agent other than the Trustee, shall be delivered to the Trustee and, if not already cancelled, shall be promptly cancelled by the Trustee. The Issuer or the Company may at any time deliver to the Trustee for cancellation any Bonds previously authenticated and delivered hereunder, which the Issuer or the Company may have acquired in any manner whatsoever, and all Bonds so delivered shall be promptly cancelled by the Trustee. No Bond shall be authenticated in lieu of or in exchange for any Bond cancelled as provided in this Section, except as expressly provided by this Indenture. All cancelled Bonds held by the Trustee shall be destroyed and disposed of by the Trustee in accordance with applicable record retention requirements. The Trustee shall execute and deliver to the Issuer and the Company a certificate describing the Bonds so cancelled and destroyed.

                                  ARTICLE III

                        REDEMPTION AND PURCHASE OF BONDS

     SECTION 301 REDEMPTION OF BONDS. Additional Bonds shall be subject to redemption as provided in the Supplemental Indenture providing for the issuance thereof. The Series 2004 Bonds are subject to optional and mandatory redemption prior to Stated Maturity as follows:

     (a) OPTIONAL REDEMPTION. Series 2004 Bonds are subject to redemption by the Issuer, in whole or in part, in an amount evenly divisible by minimum Authorized Denominations, solely at the option of the Company, which shall be exercised upon the written direction of the Company, on July 1, 2014, and on any date thereafter, at a redemption price equal to 100% of the principal amount thereof, without premium, plus accrued interest thereon to the redemption date.

     (b) EXTRAORDINARY OPTIONAL REDEMPTION. The Series 2004 Bonds are subject to redemption and payment prior to the Stated Maturity thereof by the Issuer, solely at the option of the Company, which shall be exercised upon the written direction of the Company, in whole or in part on any Business Day, at a redemption price equal to 100% of the principal amount thereof, without premium, plus accrued interest thereon to the redemption date, if the Company shall declare, within 180 days following the occurrence of one of the following events, that it will cease to operate any element or unit of the Facilities by reason of the occurrence of such event: (a) the damage or destruction of all or substantially all of any element or unit of the Facilities or the Plant to which such Facilities relate to such extent that, in the reasonable opinion of the Company, the repair and restoration thereof would not be economical; (b) the condemnation of all or substantially all of any element or unit of the Facilities or such Plant or the taking by condemnation of such part, use or control of such element or unit of the Facilities or Plant as to render them or it unsatisfactory to the Company for their or its intended use; (c) if the Company has abandoned and removed from service all or a portion of the Facilities or all of its ownership interest in the Plant; (d) in the Company's reasonable opinion, unreasonable burdens or excessive liabilities shall have been imposed upon the Company with respect to the Facilities or the Plant or the operation thereof, including, but without being limited to, federal, state or other ad valorem, property, income or other taxes not being imposed on the date of this Indenture, other than ad valorem taxes levied on the date of this Indenture upon privately owned property used for the same general purpose as the Facilities or the Plant; (e) as a result of any changes in the Constitution of the State or the Constitution of the United States of America or of legislative or administrative action (whether state or federal) or by final direction, judgment or order of any court or administrative body (whether state or federal) entered after the contest thereof by the Company in good faith, this Indenture or the Loan Agreement becomes void or unenforceable or impossible of performance; or (f) if (1) the Company sells, leases or otherwise disposes of the Facilities or a substantial part thereof to a Person who is not an Affiliate of the Company, or changes or allows a change in the use of, such Facilities, or any substantial part thereof, and (2) there is delivered to the Issuer and the Trustee an Opinion of Bond Counsel to the effect that, unless the Series 2004 Bonds or a specified part thereof are redeemed and retired either prior to or concurrently with such sale, lease or other disposition, or change in use, or on a subsequent date prior to maturity, Bond Counsel is unable to render an unqualified opinion that such sale, lease or other disposition, or change in use, of all or such substantial part of such Facilities will not adversely affect the excludability from gross income, for federal income tax purposes, of the interest on the series of Bonds that financed such Facilities and will not adversely affect the Company's ability to deduct interest payments made pursuant to the Agreement under Section 150(b) of the Code or a successor provision thereto.

     (c) MANDATORY REDEMPTION UPON A DETERMINATION OF TAXABILITY. The Series 2004 Bonds shall be redeemed, at a redemption price equal to 100% of the principal amount thereof, without premium, on the earliest practicable Interest Payment Date, upon written notice to the Company by the Trustee of the occurrence of a Determination of Taxability with respect to the Series 2004 Bonds. The Trustee shall give prompt written notice to the Company of the occurrence of any event of which the Trustee has knowledge which could reasonably be expected to give rise to a Determination of Taxability. The Series 2004 Bonds shall be redeemed, either in whole or in part, in such principal amount that, upon such redemption, the interest payable on the Series 2004 Bonds remaining outstanding after such redemption would not be so includable for federal income tax purposes in the gross income of the owners thereof.

     SECTION 302 ELECTION TO REDEEM; NOTICE TO TRUSTEE. The Issuer shall elect to redeem Bonds subject to optional redemption upon receipt of a written direction of the Company. In case of any redemption at the election of the Issuer, the Company shall, in the name and on behalf of the Issuer, at least 40 days prior to the redemption date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee) give written notice to the Trustee directing the Trustee to call Bonds for redemption and give notice of redemption and specifying the redemption date, the principal amount, and maturities of Bonds to be called for redemption, the applicable redemption price or prices and the provision or provisions of this Indenture pursuant to which such Bonds are to be called for redemption.

     The foregoing provisions of this Section shall not apply in the case of any mandatory redemption of Bonds under this Indenture, and the Trustee shall call Bonds for redemption and shall give notice of redemption pursuant to such mandatory redemption requirements without the necessity of any action by the Issuer or the Company and whether or not the Trustee shall hold in the Bond Fund money available and sufficient to effect the required redemption.

     SECTION 303 SELECTION OF BONDS TO BE REDEEMED; BONDS REDEEMED IN PART. Bonds may be redeemed only in the principal amount of minimum Authorized Denominations. If less than all Bonds are to be redeemed pursuant to Section 301(a) or 301(b) hereof (or the comparable provisions of a Supplemental Indenture), such Bonds shall be redeemed from the series and Stated Maturity or Maturities selected by the Company. If less than all Bonds of any series and Stated Maturity are to be redeemed, the particular Bonds to be redeemed shall be selected by the Trustee from the Bonds of such series and Stated Maturity which have not previously been called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions equal to minimum Authorized Denominations of Bonds of a denomination larger than such minimum Authorized Denominations.

     Any Bond which is to be redeemed only in part shall be surrendered at the place of payment therefor (with, if the Issuer or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the Owner thereof or his attorney or legal representative duly authorized in writing) and the Issuer shall execute and the Trustee shall authenticate and deliver to the Owner of such Bond, without service charge, a new Bond or Bonds of the same series and Stated Maturity of any Authorized Denomination as requested by such Owner in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Bond so surrendered. If the Owner of any such Bond shall fail to present such Bond to the Trustee for payment and exchange as aforesaid, said Bond shall, nevertheless, become due and payable on the redemption date to the extent of the unit or units of principal amount in minimum Authorized Denominations called for redemption (and to that extent only).

     In lieu of surrender under the preceding paragraph, payment of the redemption price of a portion of any Bond may be made directly to the Owner thereof without surrender thereof, if there shall have been filed with the Trustee a written agreement of such Owner and, if such Owner is a nominee, the Person for whom such Owner is a nominee, that payment shall be so made and that such Owner will not sell, transfer or otherwise dispose of such Bond unless prior to delivery thereof such Owner shall present such Bond to the Trustee for notation thereon of the portion of the principal thereof redeemed or shall surrender such Bond in exchange for a new Bond or Bonds for the unredeemed balance of the principal of the surrendered Bond.

     The Trustee shall promptly notify the Issuer and the Company in writing of the Bonds selected for redemption and, in the case of any Bond selected for partial redemption, the principal amount thereof to be redeemed.

     SECTION 304 NOTICE OF REDEMPTION. Unless waived by any Owner of Bonds to be redeemed, official notice of any such redemption shall be given by the Trustee on behalf of the Issuer by mailing a copy of an official notice of such redemption by first class mail, at least 30 days prior to the redemption date, to each Owner of Bonds to be redeemed at the address shown on the bond register or at such other address as is furnished in writing by such Owner to the Trustee; provided that no defect in or failure to give any such redemption notice shall affect the validity of proceedings for the redemption of any Bond not affected by such defect or failure.

     All official notices of redemption shall be dated and shall state:

     (a) the redemption date;

     (b) the redemption price;

     (c) the principal amount of Bonds to be redeemed and, if less than all Bonds are to be redeemed, the identification by reference to serial numbers (and, in the case of partial redemption, the respective principal amounts) of the Bonds to be redeemed;

     (d) that on the redemption date the redemption price will become due and payable upon each such Bond or portion thereof called for redemption, and that interest thereon shall cease to accrue from and after said date (unless sufficient moneys are not available to the Trustee to pay the redemption price);

     (e) the place where the Bonds to be redeemed are to be surrendered for payment of the redemption price, which place of payment shall be the principal corporate trust office of the Trustee or the principal office of a Paying Agent; and

     (f) as to any Bonds to be redeemed pursuant to Section 301(a) or (b), such notice is conditional upon moneys or Government Obligations, or a combination thereof, being on deposit with the Trustee in an amount sufficient to pay the redemption price on the redemption date; otherwise such redemption shall not be effective.

     The failure of any Owner of Bonds to receive notice given as provided in this Section shall not affect the validity of any proceedings for the redemption of any Bonds. Any notice mailed as provided in this Section shall be conclusively presumed to have been duly given and shall become effective upon mailing, whether or not any Owner receives such notice.

     In addition to the foregoing notice, further notice shall be given by the Trustee on behalf of the Issuer at least 35 days before the redemption date by certified mail or overnight delivery service to all registered securities depositories then in the business of holding substantial amounts of obligations of types comprising the Bonds and to one or more national information services that disseminate notices of redemption of obligations such as the Bonds. Each further notice of redemption given shall contain the information required above for an official notice of redemption plus (i) the CUSIP numbers of all Bonds being redeemed; (ii) the date of issue of the Bonds of the series as originally issued; (iii) the rate of interest borne by each Bond being redeemed; (iv) the series and the Stated Maturity of each Bond being redeemed; and (v) any other descriptive information needed to identify accurately the Bonds being redeemed. No defect in said further notice nor any failure to give all or any portion of such further notice shall in any manner defeat the effectiveness of a call for redemption if notice thereof is given as above prescribed.

     So long as the Securities Depository is effecting book-entry transfers of the Bonds, the Trustee shall provide the notices specified in this Section to the Securities Depository. It is expected that the Securities Depository shall, in turn, notify its Participants and that the Participants, in turn, will notify or cause to be notified the beneficial owners. Any failure on the part of the Securities Depository or a Participant, or failure on the part of a nominee of a beneficial owner of a Bond (having been mailed notice from the Trustee, the Securities Depository, a Participant or otherwise) to notify the beneficial owner of the Bond so affected, shall not affect the validity of the redemption of such Bond.

     SECTION 305 DEPOSIT OF REDEMPTION PRICE; BONDS PAYABLE ON REDEMPTION DATE. On or before any redemption date, the Issuer shall deposit with the Trustee or with a Paying Agent, moneys or Government Obligations, or a combination thereof, provided by the Company, in an amount sufficient to pay the redemption price of all the Bonds which are to be redeemed on that date. Such moneys and Government Obligations shall be held in trust for the benefit of the Persons entitled to such redemption price and shall not be deemed to be part of the Trust Estate.

     With respect to notice of any redemption of the Bonds pursuant to Section 301(a) or (b), unless moneys or Government Obligations, or a combination thereof, shall be received by the Trustee prior to the giving of said notice sufficient to pay the principal of and premium, if any, and interest on the Bonds to be so redeemed, said notice shall state that said redemption shall be conditional upon the receipt of such moneys or Government Obligations by the Trustee on or prior to the date fixed for such redemption. If such moneys or Government Obligations shall not have been so received on or prior to the redemption date, said notice shall be of no force and effect, the Issuer shall not redeem such Bonds and the Trustee shall give notice, in the manner in which the notice of redemption was given, that such moneys or Government Obligations were not so received.

     Notice of redemption having been given in accordance with Section 304 hereof and the deposit of funds for redemption having been made, (i) the Bonds or portions thereof so to be redeemed (together with accrued interest thereon to the redemption date) shall be due and payable on the redemption date and at the redemption price specified in the notice of redemption, and on and after such date such Bonds shall cease to bear interest, (ii) such Bonds or portions thereof shall cease to be entitled to any lien, benefit or security under this Indenture, and (iii) the Owners of such Bonds or portions thereof shall have no rights in respect thereof except to receive payment of the redemption price thereof and accrued interest thereon to the redemption date. Upon surrender of any such Bond so called for redemption, such Bond (or portion thereof) shall be paid at the redemption price specified in the notice of redemption. Installments of interest with a due date on or prior to the redemption date shall be payable to the Owners of the Bonds registered as such on the relevant Regular Record Dates according to the terms of such Bonds and the provisions of Section 204. If any Bond called for redemption shall not be paid upon surrender thereof for redemption, the Bond shall continue to bear interest until paid at the rate specified in the Bond.

                                   ARTICLE IV

                               FUNDS AND ACCOUNTS,
                          APPLICATION OF BOND PROCEEDS
                                 AND OTHER MONEY

     SECTION 401 CREATION OF FUNDS AND ACCOUNTS. There are hereby created and ordered to be established in the custody of the Trustee the following special trust funds in the name of the Issuer to be designated as follows:

     (a) "City of Cohasset--ALLETE, Inc. Refunded Bonds Redemption Fund" (the "Redemption Fund").

     (b) "City of Cohasset--ALLETE, Inc. Bond Fund" (the "Bond Fund").

     The Trustee is authorized to establish separate accounts within such funds or otherwise segregate money within such funds, on a book-entry basis or in such other manner as the Trustee may deem necessary or convenient, or as the Trustee shall be instructed by the Issuer.

     SECTION 402 DEPOSIT OF BOND PROCEEDS AND OTHER MONEY. The Issuer, for and on behalf of the Company, shall deposit with the Trustee all of the net proceeds of the Series 2004 Bonds, and the Trustee shall deposit and transfer or credit such proceeds, together with any other money deposited with the Trustee to the Persons, Funds or Accounts specified in the request and authorization of the Issuer described in Section 201(d)(5) hereof.

     SECTION 403 REDEMPTION FUND. Money in the Redemption Fund shall be used to pay the principal of and a portion of the interest on (to the extent of investment income) the Refunded Bonds on August 23, 2004, or to reimburse the Company for the advance of its own funds for such purpose. Any payments of proceeds of the Series 2004 Bonds to be made to reimburse the Company shall be promptly made by wire transfer to the account designated by the Company upon delivery to the Trustee by the Company of a certificate of the trustee for the Refunded Bonds to be refunded by the Series 2004 Bonds that it has received funds sufficient to pay the redemption price of such Refunded Bonds in full.

     SECTION 404 BOND FUND. The Trustee shall deposit and credit to the applicable account in the Bond Fund, as and when received, the following:

     (a) That portion of the purchase price of Bonds paid by the Original Purchaser thereof equal to the accrued interest, if any, on the Bonds from the date thereof to the date of issuance and delivery thereof.

     (b) All Loan Payments made by the Company pursuant to Section 3.02 of the Loan Agreement.

     (c) Each of the payments made by the Company on the First Mortgage Bonds.

     (d) Interest earnings and other income on Permitted Investments required to be deposited in the Bond Fund pursuant to Section 408 hereof.

     (e) All other moneys received by the Trustee under and pursuant to any of the provisions of this Indenture or the Loan Agreement, when accompanied by directions from the Person depositing such moneys that such moneys are to be paid into the Bond Fund.

     The money in the Bond Fund shall be held in trust and shall be applied solely in accordance with the provisions of this Indenture to pay the principal of and redemption premium, if any, and interest on the Bonds as the same become due and payable at maturity, upon redemption, by acceleration or otherwise.

     The Trustee is to receive from the Company pursuant to Section 3.02 of the Loan Agreement the full amount of principal of, and premium, if any, and interest due on, the Bonds on each Interest Payment Date, Stated Maturity, redemption date, or acceleration date, as the case may be. If there is not sufficient money in the Bond Fund by 12:00 noon, New York City time, on any Interest Payment Date, Stated Maturity, redemption date, or acceleration date, as the case may be, to pay all principal of, premium, if any, and interest on the Bonds due on such date, the Trustee shall promptly give Electronic Notice to the Company of the amount of any such deficiency.

     The Trustee is authorized and directed to withdraw sufficient funds from the Bond Fund to pay principal of, redemption premium, if any, and interest on the Bonds as the same become due and payable at maturity or upon redemption and to make said funds so withdrawn available to any Paying Agent for the purpose of paying said principal, redemption premium, if any, and interest.

     The Trustee, upon the written instructions from the Issuer given pursuant to written direction of the Company, shall use excess moneys in the Bond Fund to redeem all or part of the Bonds Outstanding and to pay interest to accrue thereon prior to such redemption and redemption premium, if any, on the next succeeding redemption date for which the required redemption notice may be given or on such later redemption date as may be specified by the Company, in accordance with the provisions of Article III hereof, so long as the Company is not in default with respect to any payments under the Loan Agreement and to the extent said moneys are in excess of the amount required for payment of Bonds theretofore matured or called for redemption. The Company may cause such excess money in the Bond Fund or such part thereof or other money of the Company, as the Company may direct, to be applied by the Trustee on a best efforts basis for the purchase of Bonds in the open market for the purpose of cancellation at prices not exceeding the principal amount thereof plus accrued interest thereon to the date of such purchase.

     Upon  satisfaction  and  discharge  of this  Indenture in  accordance  with
Article V hereof, all amounts remaining in the Bond Fund shall be paid to the Company.

     SECTION 405 PAYMENTS DUE ON NON-BUSINESS DAYS. In any case where the date of maturity of principal of, redemption premium, if any, or interest on the Bonds or the date fixed for redemption of any Bonds shall be a day other than a Business Day, then payment of principal, redemption premium, if any, or interest need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest shall accrue for the period after such date.

     SECTION 406 NONPRESENTMENT OF BONDS. In the event any Bond shall not be presented for payment when the principal thereof becomes due, either at maturity or otherwise, or at the date fixed for redemption thereof, if funds sufficient to pay such Bond shall have been made available to the Trustee, all liability of the Issuer to the Owner thereof for the payment of such Bond, shall forthwith cease, terminate and be completely discharged, and thereupon it shall be the duty of the Trustee to hold such funds in trust in a separate trust account, without liability for interest thereon, for the benefit of the Owner of such Bond, who shall thereafter be restricted exclusively to such funds for any claim of whatever nature on his part under this Indenture or on or with respect to said Bond. If any Bond shall not be presented for payment within three years following the date when such Bond becomes due, whether by maturity or otherwise, the Trustee shall repay to the Company the funds theretofore held by it for payment of such Bond, and such Bond shall, subject to the defense of any applicable statute of limitation, thereafter be an unsecured obligation of the Company, and the Owner thereof shall be entitled to look only to the Company for payment, and then only to the extent of the amount so repaid, and the Company shall not be liable for any interest thereon and shall not be regarded as a trustee of such money.

     SECTION 407 MONEY TO BE HELD IN TRUST. All money deposited with or paid to the Trustee for the funds and accounts held under this Indenture, and all money deposited with or paid to any Paying Agent under any provision of this Indenture shall be held by the Trustee or Paying Agent in trust and shall be applied only in accordance with the provisions of this Indenture and the Loan Agreement, and, until used or applied as herein provided, shall constitute part of the Trust Estate and be subject to the lien, terms and provisions hereof and shall not be commingled with any other funds of the Issuer or the Company except as provided under
Section 408 hereof for investment purposes. Neither the Trustee nor any Paying Agent shall be under any liability for interest on any money received hereunder except such as may be agreed upon.

     SECTION 408 INVESTMENT OF MONEY. Money held in each of the funds and accounts under this Indenture shall, pursuant to written directions of the Company Representative, be invested and reinvested by the Trustee in accordance with the provisions of this Indenture and the Tax Compliance Certificate in Permitted Investments which mature or are subject to redemption by the owner thereof prior to the date such funds are expected to be needed; provided, however, that if a Company Representative fails to provide such written directions to the Trustee and this Indenture and the Tax Compliance Certificate do not otherwise direct or limit such investment, money as to which no written directions have been received shall be invested in investments described in paragraph (g) of the definition of "Permitted Investments." The Trustee hereby agrees to comply with all provisions with respect to the investment of moneys in the funds and accounts under this Indenture specified in the Tax Compliance Certificate. The Trustee may make any investments permitted by the provisions of this Section through its own bond department or short-term investment department and may pool money for investment purposes, except money held in any fund or account that are required to be yield restricted in accordance with the Tax Compliance Certificate, which shall be invested separately. Any such Permitted Investments shall be held by or under the control of the Trustee and shall be deemed at all times a part of the fund or account in which such money are originally held. The interest accruing on each fund or account and any profit realized from such Permitted Investments shall be credited to such fund or account, and any loss resulting from such Permitted Investments shall be charged to such fund or account. The Trustee shall sell or present for redemption and reduce to cash a sufficient amount of such Permitted Investments whenever it shall be necessary to provide money in any fund or account for the purposes of such fund or account and the Trustee shall not be liable for any loss resulting from such investments. Any money that are to be used to pay principal of or interest on or redemption price of Bonds shall be invested only in Government Obligations or shares of money market mutual funds that are registered with the federal Securities and Exchange Commission, meeting the requirements of Rule 2a-7 under the Investment Company Act of 1940 and that are rated in the highest rating category by Standard & Poor's Ratings Services and Moody's Investor's Service, Inc., such investments to mature or be subject to redemption at the option of the holder not later than (i) 30 days from the date of the investment, or (ii) the date the Trustee anticipates such funds are to be applied.

     SECTION 409 RECORDS AND REPORTS OF TRUSTEE. The Trustee agrees to maintain such records with respect to any and all money or investments held by the Trustee pursuant to the provisions of this Indenture as are reasonably requested by the Issuer or the Company. The Trustee shall furnish to the Issuer and the Company a monthly report on the status of each of the funds and accounts established under this Article which are held by the Trustee, showing the balance in each such fund or account as of the first day of the preceding month, the total of deposits to and the total of disbursements from each such fund or account, the dates of such deposits and disbursements, and the balance in each such fund or account on the last day of the preceding month. The Trustee shall render an annual accounting for each calendar year ending December 31 to the Issuer, the Company and any Bondowner requesting the same, showing in reasonable detail all financial transactions relating to the Trust Estate during the accounting period, including investment earnings and the balance in any funds or accounts created by this Indenture as of the beginning and close of such accounting period. Each of the Issuer and (by entering into the Loan Agreement) the Company acknowledges that regulations of the Comptroller of the Currency grant the Issuer and the Company the right to receive brokerage confirmations of security transactions as they occur. Each of the Issuer and (by entering into the Loan Agreement) the Company specifically waives such notification to the extent permitted by law and acknowledges that it will receive monthly and annual cash transaction statements, which will detail all investment transactions.

                                   ARTICLE V

                           SATISFACTION AND DISCHARGE

     SECTION 501 PAYMENT, DISCHARGE AND DEFEASANCE OF BONDS. Bonds will be deemed to be paid and discharged and no longer Outstanding under this Indenture and will cease to be entitled to any lien, benefit or security of this Indenture if the Issuer shall pay or provide for the payment of such Bonds in any one or more of the following ways:

     (a) by paying or causing to be paid the principal of (including redemption premium, if any) and interest on such Bonds, as and when the same become due and payable;

     (b) by delivering such Bonds to the Trustee for cancellation; or

     (c) by depositing in trust with the Trustee or other Paying Agent moneys and Defeasance Obligations in an amount, together with the income or increment to accrue thereon, without consideration of any reinvestment thereof, sufficient to pay or redeem (when redeemable) and discharge the indebtedness on such Bonds at or before their respective maturity or redemption dates (including the payment of the principal of, premium, if any, and interest payable on such Bonds to the maturity or redemption date thereof); provided that, if any such Bonds are to be redeemed prior to the maturity thereof, notice of such redemption is given in accordance with the requirements of this Indenture or provision satisfactory to the Trustee is made for the giving of such notice.

     In any case, if the Bonds are rated by a Rating Service, the Bonds shall not be deemed to have been paid or discharged by reason of any deposit pursuant to paragraphs (a) and/or (c) above unless such Rating Service shall have confirmed in writing to the Trustee that its rating will not be withdrawn or lowered as the result of any such deposit.

     The foregoing notwithstanding, the liability of the Issuer in respect of such Bonds shall continue, but the Owners thereof shall thereafter be entitled to payment only out of the money and Defeasance Obligations deposited with the Trustee as aforesaid.

     Moneys and Defeasance Obligations so deposited with the Trustee pursuant to this Section shall not be a part of the Trust Estate but shall constitute a separate trust fund for the benefit of the Persons entitled thereto. Such moneys and Defeasance Obligations shall be applied by the Trustee to the payment (either directly or through any Paying Agent, as the Trustee may determine) to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money and Defeasance Obligations have been deposited with the Trustee.

     SECTION 502 SATISFACTION AND DISCHARGE OF INDENTURE. This Indenture and the lien, rights and interests created by this Indenture shall cease, terminate and become null and void (except as to any surviving rights of transfer or exchange of Bonds herein provided for) if the following conditions are met:

     (a) the principal of, premium, if any, and interest on all Bonds has been paid or the Bonds have otherwise been deemed to be paid and discharged by meeting the conditions of Section 501;

     (b) all other sums payable under this Indenture with respect to the Bonds are paid or provision satisfactory to the Trustee is made for such payment;

     (c) the Trustee receives an Opinion of Bond Counsel (which may be based upon a ruling or rulings of the Internal Revenue Service) addressed and delivered to the Trustee and the Issuer to the effect that so providing for the payment of any Bonds will not cause the interest on the Bonds to be included in gross income for federal income tax purposes, notwithstanding the satisfaction and discharge of this Indenture; and

     (d) the Trustee receives an Opinion of Counsel to the effect that all conditions precedent in this Section to the satisfaction and discharge of this Indenture have been complied with.

     Thereupon, the Trustee shall execute and deliver to the Issuer a termination statement and such instruments of satisfaction and discharge of this Indenture as may be necessary and shall pay, assign, transfer and deliver to the Issuer, or other Persons entitled thereto, all money, securities and other property then held by it under this Indenture as a part of the Trust Estate, other than money or Defeasance Obligations held in trust by the Trustee as herein provided for the payment of the principal of, premium, if any, and interest on the Bonds.

     SECTION 503 RIGHTS RETAINED AFTER DISCHARGE. Notwithstanding the satisfaction and discharge of this Indenture, the rights of the Trustee under
Section 804 shall survive, and the Trustee shall retain such rights, powers and duties under this Indenture as may be necessary and convenient for the payment of amounts due or to become due on the Bonds and the registration, transfer and exchange of Bonds as provided herein. Nevertheless, any money held by the Trustee or any Paying Agent for the payment of the principal of, redemption premium, if any, or interest on any Bond remaining unclaimed for three years after the principal of all Bonds has become due and payable, whether at maturity or upon proceedings for redemption or by declaration as provided herein, shall then be paid to the Company, and the Owners of any Bonds not theretofore presented for payment shall thereafter be entitled to look only to the Company for payment thereof and all liability of the Trustee or any Paying Agent or the Issuer with respect to such moneys shall thereupon cease.

                                   ARTICLE VI

                 GENERAL AND PARTICULAR COVENANTS OF THE ISSUER

     SECTION 601 ISSUER TO ISSUE BONDS AND EXECUTE INDENTURE. The Issuer covenants that it is duly authorized under the Constitution and laws of the State to execute this Indenture, to issue the Bonds and to pledge and assign the Trust Estate in the manner and to the extent herein set forth; that all action on its part for the execution and delivery of this Indenture and the issuance of the Bonds has been duly and effectively taken; and that the Bonds in the hands of the Owners thereof are and will be valid and enforceable special, limited obligations of the Issuer according to the import thereof, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights to the extent applicable and their enforcement may be subject to the exercise of judicial discretion in appropriate cases.

     SECTION 602 LIMITED OBLIGATIONS. Under the provisions of the Act, the Bonds may not be payable from nor charged upon any fund other than the revenue pledged to the payment thereof, nor shall the Issuer be subject to any liability thereon. No Owner of the Bonds shall ever have the right to compel any exercise of the taxing power of the Issuer to pay the Bonds or the interest thereon, nor to enforce payment thereof against any property of the Issuer except as provided herein. The Bonds shall not constitute a charge, lien or encumbrance, legal or equitable, upon any property of the Issuer except as provided herein. No Bond shall constitute a debt of the Issuer within the meaning of any constitutional or statutory limitation.

     The Bonds and the interest thereon shall be special, limited obligations of the Issuer payable (except to the extent paid out of Bond proceeds or the income from the temporary investment thereof and under certain circumstances from insurance proceeds and condemnation awards) solely out of the Loan Payments and other payments derived by the Issuer under the Loan Agreement (except for fees and expenses payable to the Issuer, the Issuer's right to indemnification as set forth in the Loan Agreement and as otherwise expressly set forth therein), and are secured by a transfer, pledge and assignment of and a grant of a security interest in the Trust Estate to the Trustee and in favor of the Owners of the Bonds, as provided in this Indenture. The Bonds and interest thereon shall not be deemed to constitute a debt or liability of the Issuer, the State or of any political subdivision thereof within the meaning of any State constitutional provision or statutory or charter limitation and shall not constitute a pledge of the full faith and credit of the Issuer, the State or of any political subdivision thereof, but shall be payable solely from the funds provided for in the Loan Agreement and in this Indenture. The issuance of Bonds shall not, directly, indirectly or contingently, obligate the Issuer, the State or any political subdivision thereof to levy any form of taxation therefor or to make any appropriation for their payment.

     SECTION 603 PAYMENT OF BONDS. The Issuer shall duly and punctually pay or cause to be paid, but solely from the sources specified in this Indenture, the principal of, premium, if any, and interest on the Bonds in accordance with the terms of the Bonds and this Indenture.

     SECTION 604 PERFORMANCE OF COVENANTS. The Issuer shall (to the extent within its control) faithfully perform or cause to be performed at all times any and all covenants, undertakings, stipulations and provisions which are to be performed by the Issuer contained in this Indenture, in the Bonds and in all proceedings pertaining thereto.

     SECTION 605 INSPECTION OF BOOKS. The Issuer covenants and agrees that all books and documents in its possession relating to the Bonds, this Indenture and the Loan Agreement, and the transactions relating thereto shall at all reasonable times be open to inspection by such accountants or other agencies as the Trustee may from time to time designate. The Trustee covenants and agrees that all books and documents in its possession relating to the Bonds, this Indenture and the Loan Agreement, and the transactions relating thereto, shall be open to inspection by the Issuer during business hours upon reasonable notice. Section 606 Enforcement of Rights. The Issuer agrees that the Trustee, as assignee, transferee, pledgee, and owner of a security interest under this Indenture in its name or in the name of the Issuer may enforce all rights of the Issuer and the Trustee and all obligations of the Company under and pursuant to the Loan Agreement and any other Transaction Documents for and on behalf of the Bondowners, whether or not the Issuer is in default hereunder. The Loan Agreement and all other documents, instruments or policies of insurance shall be delivered to and held by the Trustee.

     SECTION 607 TAX COVENANTS. The Issuer (to the extent within its power or direction) covenants for the benefit of the Owners of the Bonds, with respect to the proceeds of the Bonds, including the earnings thereon, that no use of such proceeds or any other moneys of the Company or the Issuer will be made which would cause the Bonds to be "arbitrage bonds" within the meaning of Section 148 of the Code on the date of such use and applicable to obligations issued on the date of issuance of the Bonds.

     The Issuer agrees that so long as any of the Bonds remain Outstanding, it will (to the extent within its power or direction) comply with the provisions of the Tax Compliance Certificate applicable to the Issuer.

     The Trustee agrees to comply with the provisions of the Tax Compliance Certificate, and upon receipt of the Tax Compliance Certificate and any other written letter or Opinion of Bond Counsel which sets forth such requirements, to comply with any statute, regulation or ruling that may apply to it as Trustee hereunder and relating to reporting requirements or other requirements necessary to preserve the exclusion from federal gross income of the interest on the Bonds. The Trustee from time to time may cause a firm of attorneys, consultants or independent accountants or an investment banking firm to supply the Trustee, on behalf of the Issuer, with such information as the Trustee, on behalf of the Issuer, may request in order to determine in a manner reasonably satisfactory to the Trustee, on behalf of the Issuer, all matters relating to (a) the actuarial yields on the Bonds as the same may relate to any data or conclusions necessary to verify that the Bonds are not "arbitrage bonds" within the meaning of Section 148 of the Code,

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

and (b) compliance with rebate requirements of Section 148(f) of the Code. Payment for costs and expenses incurred in connection with supplying the foregoing information shall be paid by the Company.

     The foregoing covenants of this Section shall remain in full force and effect notwithstanding the defeasance of the Bonds pursuant to Article V of this Indenture or any other provision of this Indenture, until the final Stated Maturity of all Bonds Outstanding and payment thereof.

     SECTION 608 FINANCING STATEMENTS. The Trustee will cause (and the Issuer will cooperate with the Trustee in causing) appropriate continuation statements with respect to financing statements filed in connection with the issuance of the initial series of Bonds, naming the Trustee as secured party with respect to the Trust Estate, to be duly filed and recorded in the appropriate state and county offices as required by the provisions of the Uniform Commercial Code or other similar law as adopted in the State and any other applicable jurisdiction, as from time to time amended, in order to perfect and maintain the security interests created by this Indenture, provided that the Trustee shall not be liable for any cost or expense in connection with any such filing or the preparation thereof, which cost or expense shall be paid, or reimbursed to the Trustee, by the Company in accordance with Section 6.04 of the Loan Agreement.

                                  ARTICLE VII

                         EVENTS OF DEFAULT AND REMEDIES

     SECTION 701 EVENTS OF DEFAULT. The term "Event of Default," wherever used in this Indenture, means any one of the following events (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

     (a) default in the payment of any interest on any Bond for a period of 60 days after such interest has become due and payable; or

     (b) default in the payment of the principal of (or premium, if any, on) any Bond when the same becomes due and payable (whether at maturity, upon proceedings for redemption, by acceleration or otherwise); or

     (c) default in the performance, or breach, of any covenant or agreement of the Issuer in the Bonds or in this Indenture (other than as specified in clauses (a) and (b) above), and continuance of such default or breach for a period of 90 days after there has been given to the Issuer and the Company by the Trustee or to the Issuer, the Company and the Trustee by the Owners of at least 25% in principal amount of the Bonds Outstanding, a written notice specifying such default or breach and requiring it to be remedied; provided, that if such default cannot be fully remedied within such 90-day period, but can reasonably be expected to be fully remedied, such default shall not constitute an Event of Default if the Issuer shall immediately upon receipt of such notice commence the curing of such default and shall thereafter prosecute and complete the same with due diligence and dispatch; or

     (d) any Event of Default under the Loan Agreement shall occur and is continuing and has not been waived.

     With regard to any alleged default concerning which notice is given to the Company under the provisions of this Section, the Issuer hereby grants the Company full authority for the account of the Issuer to perform any covenant or obligation, the nonperformance of which is alleged in said notice to constitute a default, in the name and stead of the Issuer, with full power to do any and all things and acts to the same extent that the Issuer could do and perform any such things and acts in order to remedy such default.

     SECTION 702 ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT. If an Event of Default described in clause (a), (b) or (d) of Section 701 occurs and is continuing, and further upon the condition that, in accordance with the terms of the First Mortgage, the First Mortgage Bonds shall have become immediately due and payable pursuant to any provision of the First Mortgage, the principal of all Bonds Outstanding and the interest accrued thereon shall, without further action, become and be immediately due and payable.

     The provisions of the preceding paragraph, however, are subject to the condition that any waiver of any "Default" under the First Mortgage and a rescission and annulment of its consequences shall constitute a waiver of the corresponding Event or Events of Default under this Indenture and a rescission and annulment of the consequences thereof, and the Trustee shall promptly give written notice of such waiver, rescission or annulment to the Issuer and the Company, and shall give notice thereof to all Owners of Bonds in the same manner as a notice of redemption; but no such waiver, rescission and annulment shall extend to or affect any subsequent Event of Default or impair any right or remedy consequent thereon.

     At any time after such a declaration of acceleration has been made, but before any judgment or decree for payment of money due on any Bonds has been obtained by the Trustee as provided in this Article, the Owners of a majority in principal amount of the Bonds Outstanding may, by written notice to the Issuer, the Company and the Trustee, rescind and annul such declaration and its consequences if

     (a) there is deposited with the Trustee moneys sufficient to pay

         (1) all overdue installments of interest on all Bonds,

         (2) the principal of (and premium, if any, on) any Bonds which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Bonds,

         (3) interest upon overdue installments of interest at the rate or rates prescribed therefor in the Bonds, and

         (4) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

     (b) all Events of Default, other than the non-payment of the principal of Bonds which have become due solely by such declaration of acceleration, have been cured or have been waived as provided in Section 710 of this Indenture.

     No such rescission and annulment shall affect any subsequent default or impair any right consequent thereon.

     SECTION 703 EXERCISE OF REMEDIES BY THE TRUSTEE. Upon the occurrence and continuance of any Event of Default under this Indenture, unless the same is waived as provided in this Indenture, the Trustee shall have the following rights and remedies, in addition to any other rights and remedies provided under this Indenture or by law:

     (a) RIGHT TO BRING SUIT, ETC. The Trustee may pursue any available remedy at law or in equity by suit, action, mandamus or other proceeding to enforce the payment of the principal of, premium, if any, and interest on the Bonds Outstanding, including interest on overdue principal (and premium, if any) and on overdue installments of interest, and any other sums due under this Indenture, to realize on or to foreclose any of its interests or liens under this Indenture or any other Transaction Document, to enforce and compel the performance of the duties and obligations of the Issuer as set forth in this Indenture and to enforce or preserve any other rights or interests of the Trustee under this Indenture with respect to any of the Trust Estate or otherwise existing at law or in equity.

     (b) EXERCISE OF REMEDIES AT DIRECTION OF BONDOWNERS. If requested in writing to do so by the Owners of not less than 25% in principal amount of Bonds Outstanding and if indemnified as provided in Section 802(e) of this Indenture, the Trustee shall exercise such one or more of the rights and powers conferred by this Section as the Trustee, being advised by Counsel, shall deem most expedient in the interests of the Owners of the Bonds; provided, however, that the Trustee shall have the right to decline to comply with any such request if the Trustee shall be advised by Counsel that the action so requested may not lawfully be taken or if the Trustee in good faith shall determine that such action would be unjustly prejudicial to the Owners of Bonds that are not parties to such request.

     (c) APPOINTMENT OF RECEIVER. Upon the filing of a suit or other commencement of judicial proceedings to enforce the rights of the Trustee and of the Bondowners under this Indenture, the Trustee shall be entitled, as a matter of right, to the appointment of a receiver or receivers of the Trust Estate, pending such proceedings, with such powers as the court making such appointment shall confer.

     (d) SUITS TO PROTECT THE TRUST ESTATE. The Trustee shall have power to institute and to maintain such proceedings as it may deem expedient to prevent any impairment of the Trust Estate by any acts which may be unlawful or in violation of this Indenture and to protect its interests and the interests of the Bondowners in the Trust Estate, including power to institute and maintain proceedings to restrain the enforcement of or compliance with any governmental enactment, rule or order that may be unconstitutional or otherwise invalid, if the enforcement of or compliance with such enactment, rule or order would impair the security under this Indenture or be prejudicial to the interests of the Bondowners or the Trustee, or to intervene (subject to the approval of a court of competent jurisdiction) on behalf of the Bondowners in any judicial proceeding to which the Issuer or the Company is a party and which in the judgment of the Trustee has a substantial bearing on the interests of the Bondowners.

     (e) ENFORCEMENT WITHOUT POSSESSION OF BONDS. All rights of action under this Indenture or any of the Bonds may be enforced and prosecuted by the Trustee without the possession of any of the Bonds or the production thereof in any suit or other proceeding relating thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and subject to the provisions of Section 707 hereof, be for the equal and ratable benefit of the Owners of the Bonds in respect of which such judgment has been obtained.

     (f) RESTORATION OF POSITIONS. If the Trustee or any Bondowner has instituted any proceeding to enforce any right or remedy under this Indenture by suit, foreclosure, the appointment of a receiver, or otherwise, and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Bondowner, then and in every case the Issuer, the Trustee and the Bondowners shall, subject to any final determination in such proceeding, be restored to their former positions and rights under this Indenture, and thereafter all rights and remedies of the Trustee and the Bondowners shall continue as though no such proceeding had been instituted.

     SECTION 704 TRUSTEE MAY FILE PROOFS OF CLAIM. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Issuer or any other obligor upon the Bonds or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Bonds shall then be due and payable, as therein expressed or by declaration or otherwise, and irrespective of whether the Trustee shall have made any demand on the Issuer for the payment of overdue principal, premium or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

     (a) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Outstanding Bonds and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Bondowners allowed in such judicial proceeding, and

     (b) to collect and receive any money or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Bondowner to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Bondowners, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 804.

     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Bondowner any plan of reorganization, arrangement, adjustment or composition affecting the Bonds or the rights of any Owner thereof, or to authorize the Trustee to vote in respect of the claim of any Bondowner in any such proceeding.

     SECTION 705 LIMITATION ON SUITS BY BONDOWNERS. No Owner of any Bond shall have any right to institute any proceeding, judicial or otherwise, under or with respect to this Indenture, or for the appointment of a receiver or trustee or for any other remedy under this Indenture, unless

     (a) such Owner has previously given written notice to the Trustee of a continuing Event of Default;

     (b) the Owners of not less than 25% in principal amount of the Bonds Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee under this Indenture;

     (c) such Owner or Owners have offered to the Trustee indemnity as provided in Section 804 of this Indenture against the costs, expenses and liabilities to be incurred in compliance with such request;

     (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

     (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Owners of a majority in principal amount of the Outstanding Bonds;

it being understood and intended that no one or more Owners of Bonds shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the lien of this Indenture or the rights of any other Owners of Bonds, or to obtain or to seek to obtain priority or preference over any other Owners or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all Outstanding Bonds.

     Notwithstanding the foregoing or any other provision in this Indenture, however, the Owner of any Bond shall have the right which is absolute and unconditional to receive payment of the principal of (and premium, if any) and interest on such Bond on the respective stated maturities expressed in such Bond (or, in the case of redemption, on the redemption date) and nothing contained in this Indenture shall affect or impair the right of any Owner to institute suit for the enforcement of any such payment.

     SECTION 706 CONTROL OF PROCEEDINGS BY BONDOWNERS. The Owners of a majority in principal amount of the Bonds Outstanding shall have the right, during the continuance of an Event of Default,

     (a) to require the Trustee to proceed to enforce this Indenture, either by judicial proceedings for the enforcement of the payment of the Bonds and the foreclosure of this Indenture, or otherwise; and

     (b) to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture, provided that

         (1) such direction shall not be in conflict with any rule of law or this Indenture,

         (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

         (3) the Trustee shall not determine that the action so directed would be unjustly prejudicial to the Owners not taking part in such direction.

     SECTION 707 APPLICATION OF MONEY COLLECTED. Any money collected by the Trustee pursuant to this Article together with any other sums then held by the Trustee as part of the Trust Estate, shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Bonds and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

         FIRST: To the payment of all amounts due the Trustee under Section 804 of this Indenture;

         SECOND: To the payment of the whole amount then due and unpaid upon the Outstanding Bonds for principal (and premium, if any) and interest, in respect of which or for the benefit of which such money has been collected, with interest (to the extent that such interest has been collected by the Trustee or a sum sufficient therefor has been so collected and payment thereof is legally enforceable at the respective rate or rates prescribed therefor in the Bonds) on overdue principal (and premium, if any) and on overdue installments of interest; and in case such proceeds shall be insufficient to pay in full the whole amount so due and unpaid upon such Bonds, then to the payment of such principal and interest, without any preference or priority, ratably according to the aggregate amount so due; and

         THIRD: The remainder, if any, to the Company or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

     Whenever money is to be applied by the Trustee pursuant to the provisions of this Section, such money shall be applied by it at such times, and from time to time, as the Trustee shall determine, having due regard for the amount of such money available for application and the likelihood of additional money becoming available for such application in the future. Whenever the Trustee shall apply such money, it shall fix the date (which shall be an Interest Payment Date unless it shall deem another date more suitable) upon which such application is to be made and upon such date interest on the amounts of principal to be paid on such date shall cease to accrue. The Trustee shall give such notice as it may deem appropriate of the deposit with it of any such money and of the fixing of any such date, and shall not be required to make payment to the Owner of any unpaid Bond until such Bond shall be presented to the Trustee for appropriate endorsement or for cancellation if fully paid.

     SECTION 708 RIGHTS AND REMEDIES CUMULATIVE. No right or remedy herein conferred upon or reserved to the Trustee or to the Bondowners is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     SECTION 709 DELAY OR OMISSION NOT WAIVER. No delay or omission of the Trustee or of any Owner of any Bond to exercise any right or remedy accruing upon an Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Bondowners may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Bondowners, as the case may be.

     SECTION 710 WAIVER OF PAST DEFAULTS. Before any judgment or decree for payment of money due has been obtained by the Trustee as provided in this Article, the Owners of a majority in principal amount of the Bonds Outstanding may, by written notice delivered to the Trustee and the Issuer, on behalf of the Owners of all the Bonds waive any past default hereunder and its consequences, except a default

     (a) in the payment of the principal of (or premium, if any) or interest on any Bond, or

     (b) in respect of a covenant or provision hereof which under Article IX cannot be modified or amended without the consent of the Owner of each Outstanding Bond affected.

     Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to or affect any subsequent or other default or impair any right or remedy consequent thereon.

     SECTION 711 ADVANCES BY TRUSTEE. If the Company shall fail to make any payment or perform any of its covenants in the Loan Agreement, the Trustee may, at any time and from time to time, use and apply any moneys held by it under this Indenture, or make advances, to effect payment or performance of any such covenant on behalf of the Company. All moneys so used or advanced by the Trustee, together with interest at the Trustee's announced prime rate per annum, shall be repaid by the Company upon demand and such advances shall be secured under this

Indenture prior to the Bonds. For the repayment of all such advances the Trustee shall have the right to use and apply any moneys at any time held by it under this Indenture but no such use of moneys or advance shall relieve the Company from any default under the Loan Agreement.

                                  ARTICLE VIII

                          THE TRUSTEE AND PAYING AGENTS

     SECTION 801 ACCEPTANCE OF TRUSTS; CERTAIN DUTIES AND RESPONSIBILITIES. The Trustee accepts and agrees to execute the trusts imposed upon it by this Indenture, but only upon the following terms and conditions:

     (a) Except during the continuance of an Event of Default,

         (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

         (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such
             certificates  or  opinions  which  by  any  provision   hereof  are
             specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

     (b) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

         (1) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

         (2) the Trustee shall not be liable for any error of judgment made in good faith by an authorized officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

         (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Owners of a majority in principal amount of the Outstanding Bonds relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

         (4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

     SECTION 802 CERTAIN  RIGHTS OF TRUSTEE.  Except  as  otherwise  provided in
Section 801 of this Indenture:

     (a) The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

     (b) The Trustee shall be entitled to rely upon a certificate of an Issuer Representative as to the sufficiency of any request or direction of the Issuer mentioned herein, the existence or non-existence of any fact or the sufficiency or validity of any instrument, paper or proceeding, or that a resolution in the form therein set forth has been adopted by the governing body of the Issuer has been duly adopted, and is in full force and effect. The Trustee shall be entitled to rely upon an Officer's Certificate as to the sufficiency of any request or direction of the Company mentioned herein, the existence or non-existence of any fact or the sufficiency or validity of any instrument, paper or proceeding, or that a resolution in the form therein set forth has been adopted by the governing board of the Company has been duly adopted, and is in full force and effect.

     (c) Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon a certificate of an Issuer Representative.

     (d) The Trustee may consult with counsel, and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by the Trustee hereunder in good faith and in reliance thereon.

     (e) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Bondowners pursuant to this Indenture, unless such Bondowners shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities (except as may result from the Trustee's own negligence or willful misconduct) which might be incurred by it in compliance with such request or direction.

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

     (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney.

     (g) The Trustee assumes no responsibility for the correctness of the recitals contained in this Indenture and in the Bonds, except the certificate of authentication on the Bonds. The Trustee makes no representations to the value or condition of the Trust Estate or any part thereof, or as to the title thereto or as to the security afforded thereby or hereby, or as to the validity or sufficiency of this Indenture or of the Bonds. The Trustee shall not be accountable for the use or application by the Issuer or the Company of any of the Bonds or the proceeds thereof or of any money paid to or upon the order of the Issuer or the Company under any provision of this Indenture.

     (h) The Trustee, in its individual or any other capacity, may become the owner or pledgee of Bonds and may otherwise deal with the Issuer or the Company with the same rights it would have if it were not Trustee.

     (i) All money received by the Trustee shall, until used or applied or invested as herein provided, be held in trust for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law or by this Indenture. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Issuer or the Company.

     (j) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

     SECTION 803 NOTICE OF DEFAULTS. The Trustee shall not be required to take notice or be deemed to have notice of any default hereunder except failure by the Issuer to cause to be made any of the payments to the Trustee required to be made by Article IV of this Indenture, unless the Trustee shall be specifically notified in writing of such default by the Issuer, the Company or the Owners of at least 10% in principal amount of all Bonds Outstanding, and in the absence of such notice so delivered, the Trustee may conclusively assume there is no default except as aforesaid. Within 30 days after the occurrence of any default hereunder of which the Trustee is required to take notice or has received notice as provided in this Section, the Trustee shall give written notice of such default by mail to all Owners of Bonds as shown on the bond register maintained by the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest on any Bond, the Trustee shall be protected in withholding such notice if and so long as the Trustee in good faith determines that the withholding of such notice is in the interests of the Bondowners. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default.

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

     SECTION 804 COMPENSATION AND REIMBURSEMENT. The Trustee shall be entitled to payment or reimbursement

     (a) from time to time for reasonable compensation for all reasonable and necessary services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

     (b) except as otherwise expressly provided herein, upon its request, for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to the Trustee's negligence, willful misconduct or bad faith; and

     (c) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

     All such payments and reimbursements shall be made by the Company as provided in Section 6.04 of the Loan Agreement.

     The Trustee shall promptly notify the Company in writing of any claim or action brought against the Trustee in respect of which indemnity may be sought against the Company, setting forth the particulars of such claim or action, and the Company will assume the defense thereof, including the employment of counsel satisfactory to the Trustee and the payment of all expenses. The Trustee may employ separate counsel in any such action and participate in the defense thereof, and the reasonable fees and expenses of such counsel shall not be payable by the Company unless such employment has been specifically authorized by the Company.

     Pursuant to the provisions of the Loan Agreement, the Company has agreed to pay to the Trustee all reasonable fees, charges, advances and expenses of the Trustee, and the Trustee agrees to look only to the Company for the payment of all reasonable fees, charges, advances and expenses of the Trustee and any Paying Agent as provided in the Loan Agreement. The Trustee agrees that the Issuer shall have no liability for any fees, charges and expenses of the Trustee.

     As security for the payment of such compensation, expenses, reimbursements and indemnity under this Section, the Trustee shall be secured under this Indenture by a lien prior to the Bonds and otherwise as provided in Section 707 hereof, and shall have the right to use and apply any trust moneys held by it under Article IV hereof.

     SECTION 805 CORPORATE TRUSTEE REQUIRED; ELIGIBILITY. There shall at all times be a Trustee hereunder which shall be a bank or trust company organized and doing business under the laws of the United States of America or of any state thereof, authorized under such laws to exercise corporate trust powers, subject to supervision or examination by federal or state authority, and having a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of such supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect specified in this Article.

     SECTION 806 RESIGNATION AND REMOVAL OF TRUSTEE.

     (a) The Trustee may resign at any time by giving 30 days' written notice thereof to the Issuer, the Company and each Owner of Bonds Outstanding as shown by the list of Bondowners required by this Indenture to be kept at the office of the Trustee. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     (b) If the Trustee has or shall acquire any conflicting interest, it shall, within 90 days after ascertaining that it has a conflicting interest, or within 30 days after receiving written notice from the Issuer, the Company (so long as the Company is not in default under the Loan Agreement) or any Bondowner that it has a conflicting interest, either eliminate such conflicting interest or resign in the manner and with the effect specified in Subsection (a).

     (c) The Trustee may be removed at any time by an instrument or concurrent instruments in writing delivered to the Company, the Issuer and the Trustee signed by the Owners of a majority in principal amount of the Outstanding Bonds. The Issuer, the Company or any Bondowner may at any time petition any court of competent jurisdiction for the removal for cause of the Trustee.

     (d) The Trustee may be removed at any time (so long as no Event of Default has occurred and is continuing under this Indenture) by an instrument in writing signed by the Company and delivered to the Trustee. The foregoing notwithstanding, the Trustee may not be removed by the Company unless written notice of the delivery of such instrument signed by a Company Representative is mailed to the Owners of all Bonds Outstanding under this Indenture, which notice indicates the Trustee will be removed and replaced by the successor trustee named in such notice, such removal and replacement to become effective not less than 60 days from the date of such notice, unless the Owners of not less than 25% in aggregate principal amount of such Bonds Outstanding shall object in writing to such removal and replacement.

     (e) If at any time:

         (1) the Trustee shall fail to comply with subsection (b) after written request therefor by the Issuer, the Company or by any Bondowner, or

         (2) the Trustee shall cease to be eligible under Section 805 and shall fail to resign after written request therefor by the Issuer, the Company or any Bondowner, or

         (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation,

then, in any such case, (a) the Issuer or the Company may remove the Trustee, or
(b) any Bondowner may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     (f) The Trustee shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Owners of Bonds as their names and addresses appear in the bond register maintained by the Trustee. Each notice shall include the name of the successor Trustee and the address of its principal corporate trust office.

     (g) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 807.

     SECTION 807 APPOINTMENT OF SUCCESSOR TRUSTEE. If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Issuer, with the written consent of the Company (which consent shall not be unreasonably withheld) so long as no Event of Default under Section 701(f) or under the Loan Agreement has occurred and is continuing, or the Owners of a majority in principal amount of Bonds Outstanding (if an Event of Default hereunder or under the Loan Agreement has occurred and is continuing), by an instrument or concurrent instruments in writing delivered to the Issuer and the retiring Trustee, shall promptly appoint a successor Trustee. In case all or substantially all of the Trust Estate shall be in the possession of a receiver or trustee lawfully appointed, such receiver or trustee, by written instrument, may similarly appoint a temporary successor to fill such vacancy until a new Trustee shall be so appointed by the Issuer or the Bondowners. If, within 30 days after such resignation, removal or incapability or the occurrence of such vacancy, a successor Trustee shall be appointed in the manner herein provided, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the retiring Trustee and any temporary successor Trustee appointed by such receiver or trustee. If no successor Trustee shall have been so appointed and accepted appointment in the manner herein provided, any Bondowner may petition any court of competent jurisdiction for the appointment of a successor Trustee, until a successor shall have been appointed as above provided. The successor so appointed by such court shall immediately and without further act be superseded by any successor appointed as above provided. Every such successor Trustee appointed pursuant to the provisions of this Section shall be a bank with trust powers or trust company in good standing under the law of the jurisdiction in which it was created and by which it exists, meeting the eligibility requirements of this Article.

     SECTION 808 ACCEPTANCE OF APPOINTMENT BY SUCCESSOR. Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Issuer, the Company and the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the estates, properties, rights, powers, trusts and duties of the retiring Trustee; but, on request of the Issuer or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument conveying and transferring to such successor Trustee upon the trusts herein expressed all the estates, properties, rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its lien, if any, provided for in Section 804. Upon request of any such successor Trustee, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such estates, properties, rights, powers and trusts. The resignation of any Trustee and the instrument or instruments removing any Trustee and appointing a successor hereunder, together with all other instruments provided for in this Article VIII, shall be forthwith filed and/or recorded by the successor trustee in each recording office, if any, where the Indenture shall have been filed and/or recorded.

     No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

     SECTION 809 MERGER, CONSOLIDATION AND SUCCESSION TO BUSINESS. Any corporation or association into which the Trustee may be merged or with which it may be consolidated, or any corporation or association resulting from any merger or consolidation to which the Trustee shall be a party, or any corporation or association succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation or association shall be otherwise qualified and eligible under this Article, and shall be vested with all of the title to the whole property or Trust Estate and all the trusts, powers, discretions, immunities, privileges and all other matters as was its predecessor, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Bonds shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger or consolidation to such authenticating Trustee may adopt such authentication and deliver the Bonds so authenticated with the same effect as if such successor Trustee had itself authenticated such Bonds.

     SECTION 810 CO-TRUSTEES AND SEPARATE TRUSTEES. At any time or times, for the purpose of meeting the legal requirements of any jurisdiction in which any of the Trust Estate may at the time be located, or in the enforcement of any default or the exercise any of the powers, rights or remedies herein granted to the Trustee, or any other action which may be desirable or necessary in connection therewith, the Trustee shall have power to appoint, and, upon the written request of the Trustee or of the Owners of at least 25% in principal amount of the Bonds Outstanding, the Issuer shall for such purpose join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Trustee either to act as co-trustee, jointly with the Trustee, of all or any part of the Trust Estate, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section. If the Issuer does not join in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default has occurred and is continuing, the Trustee alone shall have power to make such appointment.

     Should any written instrument from the Issuer be required by any co-trustee or separate trustee so appointed for more fully confirming to such co-trustee or separate trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Issuer.

     Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms, namely:

     (a) The Bonds shall be authenticated and delivered, and all rights, powers, duties and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder, shall be exercised solely, by the Trustee.

     (b) The rights, powers, duties and obligations hereby conferred or imposed upon the Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed by the Trustee or by the Trustee and such co-trustee or separate trustee jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee.

     (c) The Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Issuer evidenced by a resolution, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section, and, in case an Event of Default has occurred and is continuing, the Trustee shall have power to accept the resignation of, or remove, any such co-trustee or separate trustee without the concurrence of the Issuer. Upon the written request of the Trustee, the Issuer shall join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee or separate trustee so resigned or removed may be appointed in the manner provided in this Section.

     (d) No co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of the Trustee, or any other such trustee hereunder.

     (e) Any request, demand, authorization, direction, notice, consent, waiver or other act of Bondowners delivered to the Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee.

     SECTION 811 NO TRANSFER OF FIRST MORTGAGE BONDS. The Trustee covenants that it will not sell, assign or transfer the First Mortgage Bonds, except as required to effect transfer to any successor trustee under this Indenture.

     SECTION 812 VOTING OF FIRST MORTGAGE BONDS. The Trustee covenants and agrees, as the holder of the First Mortgage Bonds, to attend such meeting or meetings of bondholders under the First Mortgage or, at its option, to deliver its proxy in connection therewith, as relate to matters with respect to which it is entitled to vote or consent. The Trustee shall vote the First Mortgage Bonds, or shall consent with respect thereto, in favor of amendments and modifications of the Mortgage of substantially the same effect as any or all of the following: (1) to make available as property additions nuclear fuel (and similar or analogous devices or substances) and to establish other provisions as to such fuel, devices or substances; (2) to allow property additions to be located anywhere in the United States of America or its coastal waters; (3) in addition, to make available as property additions any form of space satellites (including solar power satellites), space stations and other analogous facilities; and (4) to change "$5,000,000 or more" in the special provision for retirement of Company Bonds referred to under the caption "Special Provisions for Retirement of Company Bonds" to "a dollar amount greater than 20% of Company's net utility plant as shown by its audited financial statements for its most recent fiscal year ending prior to the commencement of such 12 month period." Either at any such meeting or meetings, or otherwise when the consent of the holders of the Company's first mortgage bonds issued under the First Mortgage is sought without a meeting, with respect to any amendments or modifications of the First Mortgage, the Trustee shall vote all First Mortgage Bonds then held by it, or consent with respect thereto, proportionately with what the Trustee reasonably believes will be the vote or consent of the holders of all other first mortgage bonds of the Company then outstanding under the First Mortgage the holders of which are eligible to vote or consent;
provided, however, that the Trustee shall not vote as such holder in favor of, or give its consent to, any amendment or modification of the First Mortgage which is correlative to any amendment or modification of this Indenture referred to in Section 902 hereof without the prior consent and approval, obtained in the manner prescribed in said Section 902, of Owners of Bonds which would be required under said Section 902 for such correlative amendment or modification of this Indenture.

     SECTION 813 SURRENDER OF FIRST MORTGAGE BONDS. The Trustee covenants that it will surrender First Mortgage Bonds to the corporate trustee under the First Mortgage in accordance with the provisions of Section 3.02(c) of the Loan Agreement.

     SECTION 814 DESIGNATION OF PAYING AGENTS. The Trustee is hereby designated and agrees to act as principal Paying Agent for and in respect to the Bonds. The Issuer may, with the consent of the Company, cause the necessary arrangements to be made through the Trustee and to be thereafter continued for the designation of alternate Paying Agents, if any, and for the making available of funds hereunder for the payment of the principal of, premium, if any, and interest on the Bonds, or at the principal corporate trust office of said alternate Paying Agents. In the event of a change in the office of Trustee, the predecessor Trustee which has resigned or been removed shall cease to be trustee of any funds provided hereunder and Paying Agent for principal of, premium, if any, and interest on the Bonds, and the successor Trustee shall become such Trustee and Paying Agent unless a separate Paying Agent or Agents are appointed by the Issuer in connection with the appointment pursuant to Section 807 of any successor Trustee; provided that if such appointment of such successor Trustee required the Company's consent, the appointment of any separate Paying Agent in connection therewith may not be made without the Company's consent. Any alternate or separate Paying Agent appointed pursuant to this Section may be removed by the Issuer with the Company's consent.

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

                                   ARTICLE IX

                             SUPPLEMENTAL INDENTURES

     SECTION 901 SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF BONDOWNERS. Without the consent of, or notice to, the Owners of any Bonds, the Issuer and the Trustee may from time to time, and when required by this Indenture shall, enter into one or more Supplemental Indentures for any of the following purposes:

     (a) to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject to the lien of this Indenture additional property;

     (b) to add to the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of the Bonds, as herein set forth, additional conditions, limitations and restrictions thereafter to be observed;

     (c) to provide for the issuance of Additional Bonds pursuant to Section 202 hereof;

     (d) to evidence the appointment of a separate trustee or the succession of a new trustee under this Indenture;

     (e) to add to the covenants of the Issuer or to the rights, powers and remedies of the Trustee for the benefit of the Owners of the Bonds or to surrender any right or power herein conferred upon the Issuer;

     (f) to cure any ambiguity, to correct or supplement any provision in this Indenture which may be inconsistent with any other provision herein or to make any other change, with respect to matters or questions arising under this Indenture, which shall not be inconsistent with the provisions of this Indenture, provided such action shall not materially adversely affect the interests of the Owners of the Bonds; or

     (g) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the Trust Indenture Act of 1939, as amended, or under any similar federal statute hereafter enacted, or to permit the qualification of the Bonds for sale under the securities laws of the United States or any state of the United States.

     SECTION 902 SUPPLEMENTAL INDENTURES WITH CONSENT OF BONDOWNERS. With the consent of the Owners of not less than a majority in principal amount of the Bonds then Outstanding affected by such Supplemental Indenture, the Issuer and the Trustee may enter into one or more Supplemental Indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Owners of the Bonds under this Indenture; provided, however, that no such Supplemental Indenture shall, without the consent of the Owner of each Outstanding Bond affected thereby,

     (a) change the Stated Maturity of the principal of, or any installment of interest on, any Bond, or reduce the principal amount thereof or the interest thereon or any premium payable upon the redemption thereof, or change any place of payment where, or the coin or currency in which, any Bond, or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date); or

     (b) reduce the percentage in principal amount of the Outstanding Bonds, the consent of whose Owners is required for any such Supplemental Indenture, or the consent of whose Owners is required for any waiver provided for in this Indenture of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences; or

     (c) modify the obligation of the Issuer to make payment on or provide funds for the payment of any Bond; or

     (d) modify or alter the provisions of the proviso to the definition of the term "Outstanding"; or

     (e) modify any of the provisions of this Section or Section 710 or 1002, except, with respect to any modification of this Section or Section 710, to increase any percentage provided thereby or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Owner of each Bond affected thereby; or

     (f) permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any of the Trust Estate or terminate the lien of this Indenture on any property at any time subject hereto or deprive the Owner of any Bond of the security afforded by the lien of this Indenture.

     The Trustee may in its discretion determine whether or not any Bonds would be affected by any Supplemental Indenture and any such determination shall be conclusive upon the Owners of all Bonds, whether theretofore or thereafter authenticated and delivered hereunder. The Trustee shall not be liable for any such determination made in good faith.

     If at any time the Issuer shall request the Trustee to enter into any such Supplemental Indenture for any of the purposes of this Section, the Trustee shall, upon being satisfactorily indemnified with respect to expenses, cause notice of the proposed execution of such Supplemental Indenture to be mailed to each Owner of Bonds then Outstanding at the addresses appearing in the bond register. Such notice shall briefly set forth the nature of the proposed Supplemental Indenture and shall state that copies thereof are on file at the principal corporate trust office of the Trustee for inspection by all Bondowners. The Trustee shall not, however, be subject to any liability to any Bondowner by reason of its failure to mail such notice, and any such failure shall not affect the validity of such supplemental indenture when consented to and approved as provided in this Section. If the required percentage of Owners shall have consented to and approved the execution thereof as herein provided, no Owner of any Bond shall have any right to object to any of the terms and provisions contained therein, or the operation thereof, or in any manner to question the propriety of the execution thereof, or to enjoin or restrain the Trustee or the Issuer from executing the same or from taking any action pursuant to the provision thereof. It shall not be necessary for the required percentage of Owners of Bonds under this Section to approve the particular form of any proposed Supplemental Indenture, but it shall be sufficient if such act shall approve the substance thereof. Upon the execution of any such Supplemental Indenture as in this Section permitted and provided, this Indenture shall be and be deemed to be modified and amended in accordance therewith.

     SECTION 903 EXECUTION OF SUPPLEMENTAL INDENTURES. In executing, or accepting the additional trusts created by, any Supplemental Indenture permitted by this Article or the modification thereby of the trusts created by this Indenture, the Trustee shall receive, and, subject to Section 801, shall be fully protected in relying upon, an Opinion of Bond Counsel addressed and delivered to the Trustee and the Issuer stating that the execution of such Supplemental Indenture is authorized or permitted by this Indenture, and that the execution and delivery thereof will not adversely affect the exclusion from federal gross income of interest on the Bonds. The Trustee may, but shall not, except to the extent required in the case of any Supplemental Indenture entered into under Section 901(g), be obligated to, enter into any such Supplemental Indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

     SECTION 904 EFFECT OF SUPPLEMENTAL INDENTURES. Upon the execution of any Supplemental Indenture under this Article, this Indenture shall be modified in accordance therewith and such Supplemental Indenture shall form a part of this Indenture for all purposes; and every Owner of Bonds theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

     SECTION 905 REFERENCE IN BONDS TO SUPPLEMENTAL INDENTURES. Bonds authenticated and delivered after the execution of any Supplemental Indenture pursuant to this Article may, and if required by the Trustee shall, bear a notation in form approved by the Trustee as to any matter provided for in such Supplemental Indenture. If the Issuer shall so determine, new Bonds so modified as to conform, in the opinion of the Trustee and the Issuer, to any such
Supplemental Indenture may be prepared and executed by the Issuer and authenticated and delivered by the Trustee in exchange for Outstanding Bonds.

     SECTION 906 COMPANY'S CONSENT TO SUPPLEMENTAL INDENTURES. So long as the Company is not in default under the Loan Agreement, a Supplemental Indenture under this Article which affects any rights, powers, agreements or obligations of the Company, including, without limitation, rights, powers, agreements or obligations of the Company under the Loan Agreement, the First Mortgage Bonds and the Mortgage, or requires any revision of the Loan Agreement, the First Mortgage Bonds and the Mortgage, will not become effective unless and until the Company consents in writing to the execution and delivery of such Supplemental Indenture.

                                   ARTICLE X

                           AMENDMENT OF LOAN AGREEMENT

     SECTION 1001 AMENDMENT, ETC., TO LOAN AGREEMENT NOT REQUIRING CONSENT OF BONDOWNERS. The Trustee shall, without the consent of, or notice to, the Bondowners, consent to any amendment, change or modification of the Loan Agreement as may be required:

     (a) by the provisions of the Loan Agreement or hereby;

     (b) in connection with the issuance of any Additional Bonds;

     (c) for the purpose of curing any ambiguity or formal defect or omission in the Loan Agreement; or

     (d) to effect any other amendment to the Loan Agreement which, in the judgment of the Trustee, will not adversely affect the interests of the Bondowners.

     SECTION 1002 AMENDMENT, ETC., TO LOAN AGREEMENT REQUIRING CONSENT OF BONDOWNERS. Except for the amendments, changes or modifications as provided in
Section 1001, the Trustee shall not consent to any other amendment, change or modification of the Loan Agreement without the giving of notice and the written approval or consent of the Owners of not less than a majority in principal amount of the Bonds then Outstanding given and procured in accordance with the procedure provided in this Section. If at any time the Issuer and the Company shall request the consent of the Trustee to any such proposed amendment, change or modification of the Loan Agreement, the Trustee shall, upon being satisfactorily indemnified with respect to expenses, cause notice of such proposed amendment, change or modification of the Loan Agreement to be given in the same manner as provided by Section 902 with respect to proposed supplemental indentures. Such notice shall briefly set forth the nature of such proposed amendment, change or modification and shall state that copies of the instrument embodying the same are on file at the principal corporate trust office of the Trustee for inspection by all Owners of the Bonds. The Trustee shall not, however, be subject to any liability to any Owner of a Bond by reason of its failure to give such notice, and any such failure shall not affect the validity of such amendment, change or modification when consented to and approved as provided in this Section. If the Owners of not less than a majority in aggregate principal amount of the Bonds Outstanding at the time of the execution of any such amendment, change or modification shall have consented thereto, then no Owner of any Bond shall have any right to object to any of the terms and provisions contained therein, or the operation thereof, or in any manner to question the propriety of the execution thereof, or to enjoin or restrain the Trustee or the Issuer from executing the same or from taking any action pursuant to the provisions thereof.

     SECTION 1003 TRUSTEE AUTHORIZED TO JOIN IN AMENDMENTS; RELIANCE ON COUNSEL. The Trustee is authorized to join with the Issuer and the Company in the execution and delivery of any amendment permitted by this Article and, in so doing, shall be fully protected by an opinion of Counsel that such amendment is so permitted and has been duly authorized by the Issuer and that all things necessary to make it a valid and binding agreement have been done.

                                   ARTICLE XI

                             MEETINGS OF BONDOWNERS

     SECTION 1101 PURPOSES FOR WHICH BONDOWNERS' MEETINGS MAY BE CALLED. A meeting of Bondowners may be called at any time and from time to time for any of the following purposes:

     (a) to give any notice to the Issuer, the Company or the Trustee, or to give any directions to the Trustee, or to consent to the waiving of any Default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Bondowners pursuant to
         Section 705 or 706;

     (b) to remove the Trustee pursuant to Section 806 or to appoint a successor trustee pursuant to Section 807;

     (c) to consent to the  execution of a  supplemental  indenture  pursuant to
         Section 902, or to consent to the execution of an amendment, change or modification of the Loan Agreement pursuant to Section 1002; or

     (d) to take any other action authorized to be taken by or on behalf of the Owners of any specified principal amount of the Bonds under any other provision hereof or under applicable law.

     SECTION 1102 PLACE OF MEETINGS OF BONDOWNERS. Meetings of Bondowners may be held at such place or places as the Trustee or, in the case of its failure to act, the Bondowners calling the meeting shall from time to time determine.

     SECTION 1103 CALL AND NOTICE OF BONDOWNERS' MEETINGS.

     (a) The Trustee may at any time call a meeting of Bondowners to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of Bondowners, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given by first class mail postage prepaid, to the Bondowners at the addresses shown on the registration books.

     (b) In case at any time the Owners of at least 20% in aggregate principal amount of the Bonds outstanding shall have requested the Trustee to call a meeting of the Bondowners by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have given the notice of such meeting within 20 days after receipt of such request, then such Bondowners may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 1101 by giving notice thereof as provided in subsection (a) of this Section.

     SECTION 1104 PERSONS ENTITLED TO VOTE AT BONDOWNERS' MEETINGS. To be entitled to vote at any meeting of Bondowners, a person shall be an Owner of one or more Outstanding Bonds, or a person appointed by an instrument in writing as proxy for a Bondowner by such a Bondowner. The only persons who shall be entitled to be present or to speak at any meeting of

Bondowners shall be the persons entitled to vote at such meeting and their Counsel, any representatives of the Trustee and its Counsel, any representatives of the Company and its Counsel and any representatives of the Issuer and its Counsel.

     SECTION 1105 DETERMINATION OF VOTING RIGHTS; CONDUCT AND ADJOURNMENT OF MEETINGS.

     (a) Notwithstanding any other provisions hereof, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Bondowners in regard to proof of the holding of Bonds and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Bonds shall be proved in the manner specified in Section 1202 and the appointment of any proxy shall be proved in the manner specified in Section 1202 or by having the signature of the person executing the proxy witnessed or guaranteed by any bank, banker or trust company authorized by Section 1202 to certify to the holding of Bonds. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 1202 or other proof.

     (b) The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by Bondowners as provided in subsection (b) of Section 1103, in which case the Bondowners calling the meeting shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Owners of a majority of the Bonds represented at the meeting and entitled to vote.

     (c) At any meeting each Bondowner or proxy shall be entitled to one vote for each $5,000 principal amount of Outstanding Bonds held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Bond challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Bondowner or proxy.

     (d) At any meeting of Bondowners, the presence of persons holding or representing Bonds in an aggregate principal amount sufficient under the appropriate provision hereof to take action upon the business for the transaction of which such meeting was called shall constitute a quorum. Any meeting of Bondowners called pursuant to Section 1103 may be adjourned from time to time by vote of the Owners (or proxies for the Owners) of a majority of the Bonds represented at the meeting and entitled to vote, whether or not a quorum shall be present; and the meeting may be held as so adjourned without further notice.

     SECTION 1106 COUNTING VOTES AND RECORDING ACTION OF MEETINGS. The vote upon any resolution submitted to any meeting of Bondowners shall be by written ballots on which shall be subscribed the signatures of the Bondowners or of their representatives by proxy and the number or numbers of the Outstanding Bonds held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record, at least in triplicate, of the proceedings of each meeting of Bondowners shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 1103. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and copies shall be delivered to the Issuer and the Trustee. The Trustee's copy shall have attached thereto the ballots voted at the meeting and shall be preserved by the Trustee. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

     SECTION 1107 REVOCATION BY BONDOWNERS. At any time prior to (but not after) the evidencing to the Trustee, in the manner provided in Section 1106, of the taking of any action by the Owners of the percentage in aggregate principal amount of the Bonds specified herein in connection with such action, any Owner of a Bond the number of which is included in the Bonds the Owners of which have consented to such action may, by filing written notice with the Trustee at its principal office and upon proof of holding as provided in Section 1202, revoke such consent so far as concerns such Bond. Except as aforesaid any such consent given by the Owner of any Bond shall be conclusive and binding upon such Owner and upon all future Owners of such Bond and of any Bond issued in exchange therefor or in lieu thereof, irrespective of whether or not any notation in regard thereto is made upon such Bonds. Any action taken by the Owners of the percentage in principal amount of the Bonds specified herein in connection with such action shall be conclusively binding upon the Issuer, the Company, the Trustee and the Owners of all the Bonds; provided that such action is authorized by this Indenture.

                                  ARTICLE XII

                           NOTICES, CONSENTS AND ACTS
                                  OF BONDOWNERS

     SECTION 1201 NOTICES. Except as otherwise provided herein, it shall be sufficient service of any notice, request, demand, authorization, direction, consent, waiver or other paper required or permitted by this Indenture to be made, given or furnished to or filed with the following Persons, if the same shall be delivered in person or duly mailed by first class mail, postage prepaid, at the following addresses:

     (a) To the Issuer at:

                City of Cohasset
                305 Northwest 1st Avenue
                Cohasset, Minnesota 55721
                Attention:  City Clerk-Treasurer

     (b) To the Trustee at:

                U.S. Bank National Association
                Mail code EP-MN-WS3C

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

                60 Livingston Avenue
                St. Paul, Minnesota 55107
                Attention: Corporate Trust

     (c) To the Company at:

                ALLETE, Inc.
                30 West Superior Street
                Duluth, Minnesota  55802
                Attention:  Chief Financial Officer

     (d) To the Bondowners:

                At the addresses of the Bondowners as shown on the bond register maintained by the Trustee under this Indenture.

     (e) To Standard & Poor's at:

                Standard & Poor's Ratings Service
                25 Broadway
                New York, New York 10004
                Attention:  Structured Finance Group

     (f) To Moody's at:

                Moody's Investors Service, Inc.
                99 Church Street
                New York, New York 10007
                Attention:  Structured Finance--Monitoring Group

     If, because of the temporary or permanent suspension of mail service or for any other reason, it is impossible or impractical to mail any notice in the manner herein provided, then such delivery of notice in lieu thereof as shall be made with the approval of the Trustee shall constitute a sufficient notice.

     If notice to Bondowners is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Bondowner shall affect the sufficiency of such notice with respect to other Bondowners. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Bondowners shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     The Trustee shall, prior to the execution and delivery of any Supplemental Indenture or consenting to any amendment to the Loan Agreement, cause notice of the proposed execution and delivery of such Supplemental Indenture or Supplemental Loan Agreement together with a copy of the proposed Supplemental Indenture or Supplemental Loan Agreement to be mailed to any rating agency then maintaining a rating on the Bonds at least 15 days prior to the proposed date of execution and delivery of such Supplemental Indenture or Supplemental Loan Agreement. The Trustee shall also give notice to each Rating Service then maintaining a rating on the Bonds if:

     (a) the Trustee resigns or is removed, or a new Trustee or Co-Trustee is appointed;

     (b) there is a call for the redemption of all Bonds;

     (c) all of the Bonds are paid or defeased in accordance with the provisions of this Indenture;

     (d) an Event of Default or acceleration occurs or the Trustee waives any Event of Default or acceleration under this Indenture;

     (e) any amendment is made to any of the other Transaction Documents;

     (f) the giving of notice of a mandatory redemption of Bonds in whole or in part, or a payment of all principal, interest and premium, if any, on the Bonds; or

     (g) appointment of a successor Paying Agent.

     SECTION 1202 ACTS OF BONDOWNERS. Any notice, request, demand, authorization, direction, consent, waiver or other action provided by this Indenture to be given or taken by Bondowners may be embodied in and evidenced by one or more substantially concurrent instruments of similar tenor signed by such Bondowners in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Issuer or the Company. Proof of execution of any such instrument or of a writing appointing any such agent, or of the ownership of Bonds, shall be sufficient for any purpose of this Indenture and conclusive in favor of the Issuer and the Trustee, if made in the following manner:

     (a) The fact and date of the execution by any Person of any such instrument or writing may be proved by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof, or by the affidavit of a witness of such execution. Whenever such execution is by an officer of a corporation or a member of a partnership on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority.

     (b) The fact and date of execution of any such instrument or writing and the authority of any Person executing the same may also be proved in any other manner which the Trustee deems sufficient; and the Trustee may in any instance require further proof with respect to any of the matters referred to in this Section.

     (c) The ownership of Bonds and the amount or amounts, numbers and other identification of such Bonds, and the date of holding the same, shall be proved by the bond register maintained by the Trustee.

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

     In determining whether the Owners of the requisite principal amount of Bonds Outstanding have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Bonds owned by the Issuer or any Related Party to the Issuer or the Company or any Affiliate of the Company shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Bonds which the Trustee knows to be so owned shall be so disregarded.

     Any notice, request, demand, authorization, direction, consent, waiver or other action by the Owner of any Bond shall bind every future owner of the same Bond and the owner of every Bond issued upon the transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done or suffered to be done by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Bond.

     SECTION 1203 FORM AND CONTENTS OF DOCUMENTS DELIVERED TO TRUSTEE. Whenever several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to the other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any certificate or opinion of an officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Issuer stating that the information with respect to such factual matters is in the possession of the Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

     Whenever any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

     Wherever in this Indenture, in connection with any application or certificate or report to the Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer's compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report.

                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

     SECTION 1301 FURTHER ASSURANCES. The Issuer shall do, execute, acknowledge and deliver such Supplemental Indentures and such further acts, instruments, financing statements and assurances as the Trustee may reasonably require for accomplishing the purposes of this Indenture.

     SECTION 1302 IMMUNITY OF OFFICERS, EMPLOYEES AND MEMBERS OF ISSUER. No recourse shall be had for the payment of the principal of or redemption premium, if any, or interest on any of the Bonds or for any claim based thereon or upon any obligation, covenant or agreement contained in this Indenture against any past, present or future officer, director, member, employee or agent of the Issuer, or of any successor public corporation, either directly or through the Issuer or any successor public corporation, under any rule of law or equity, statute or constitution, or by the enforcement of any assessment or penalty or otherwise, and all such liability of any such officers, directors, members, employees or agents as such is hereby expressly waived and released as a condition of and consideration for the execution of this Indenture and the issuance of Bonds.

     SECTION 1303 LIABILITY OF ISSUER LIMITED. It is understood and agreed by the Company and the Owners from time to time of the Bonds that no Bonds or any other document executed by the Issuer in connection with the issuance, sale, and delivery of the Bonds, or any obligation herein or therein imposed upon the Issuer or breach thereof, shall give rise to a pecuniary liability of the Issuer or a charge against its general credit or taxing powers or shall obligate the Issuer financially in any way except with respect to the Loan Agreement and the application of revenues therefrom and the proceeds of the Bonds. No failure of the Issuer to comply with any term, condition, covenant, or agreement herein shall subject the Issuer to liability for any claim for damages, costs or other financial or pecuniary charges except to the extent that the same can be paid or recovered from the Loan Agreement or revenues therefrom or proceeds of the Bonds. No execution on any claim, demand, cause of action, or judgment shall be levied upon or collected from the general credit, general funds, or taxing powers of the Issuer. In making the agreements, provisions and covenants set forth herein, the Issuer has not obligated itself except with respect to the Loan Agreement and the application of revenues thereunder as hereinabove provided. The Bonds constitute special obligations of the Issuer, payable solely from the revenues pledged to the payment thereof pursuant to this Indenture, and do not now and never shall constitute an indebtedness or a loan of the credit of the Issuer, the State or any political subdivision thereof or a charge against the general taxing powers of any of them within the meaning of any constitutional or statutory provision whatsoever.

     SECTION 1304 EXECUTION COUNTERPARTS. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     SECTION 1305 GOVERNING LAW. This Indenture shall be governed by and construed in accordance with the laws of the State without giving effect to the conflicts-of-laws principles thereof.

     SECTION 1306 BENEFIT OF INDENTURE. This Indenture shall inure to the benefit of and shall be binding upon the Issuer and the Trustee and their respective successors and assigns, subject, however, to the limitations contained herein. With the exception of rights expressly conferred in this Indenture, nothing in this Indenture or in the Bonds, express or implied, shall give to any Person, other than the parties hereto and their successors and assigns hereunder, any separate trustee or co-trustee appointed under Section 810 and the Owners of Outstanding Bonds, any benefit or any legal or equitable right, remedy or claim under this Indenture.

     SECTION 1307 SEVERABILITY. If any provision in this Indenture or in the Bonds shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     IN WITNESS WHEREOF, the Issuer and the Trustee have caused this Indenture of Trust to be duly executed by their duly authorized officers, all as of the day and year first above written.

                                        CITY OF COHASSET, MINNESOTA

                                        By: /s/ Marian Barcus
                                           -------------------------------------
                                                           Mayor

[SEAL]

Attest:

/s/ Debra Sakrison
----------------------------------------
          City Clerk-Treasurer


                                             U.S. BANK NATIONAL
                                               ASSOCIATION, as Trustee

                                             By: /s/ Joel Geist
                                                --------------------------------
                                             Title:       Vice President
                                                   -----------------------------



                        [Signature Page to Trust Indenture]

                                                                       EXHIBIT A
                                                                          TO THE
                                                              INDENTURE OF TRUST

                            FORM OF SERIES 2004 BONDS

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                            UNITED STATES OF AMERICA
                               STATE OF MINNESOTA
                                COUNTY OF ITASCA

                                CITY OF COHASSET

             COLLATERALIZED POLLUTION CONTROL REFUNDING REVENUE BOND
                             (ALLETE, INC. PROJECT),
                                   SERIES 2004

No. R-1                                                             $111,000,000

     Date of Original          Interest          Maturity
           Issue                 Rate              Date                 CUSIP
           -----                 ----              ----                 -----

      August 19, 2004            4.95%          July 1, 2022          192472 BE7

      REGISTERED OWNER:          CEDE & CO.

      PRINCIPAL AMOUNT:          ONE HUNDRED ELEVEN MILLION DOLLARS
                                 ($111,000,000)*********************************

     The City of Cohasset, in the County of Itasca and State of Minnesota (hereinafter called the "Municipality"), for value received, promises to pay to the registered holder named above, or registered assigns, on the Maturity Date specified above, from the source and in the manner hereinafter provided, and upon presentation and surrender hereof at the principal corporate trust office of the Trustee hereinafter referred to, the principal amount specified above, and to pay, from the source and in the manner hereinafter provided, interest on said principal amount from the date of original issue hereof until said principal amount is paid or payment thereof is duly provided for, at the rate per annum specified above, except as the provisions below with respect to redemption of this Bond may become applicable hereto. Interest is computed on the basis of a 360 day year composed of twelve 30-day months and is payable semiannually on each January 1 and July 1 (hereinafter called an "Interest Payment Date"), commencing January 1, 2005, to the person in whose name this Bond is registered in the bond register maintained by the Trustee (herein called the "Owner") as of the close of business on the fifteenth day (whether or not a Business Day) of the calendar month next preceding such Interest Payment Date by check or draft mailed to such Owner at his address as it appears on the bond register or, at the written direction of any Owner of at least $1,000,000 in aggregate principal amount of the Bonds, by wire transfer in immediately available funds to an account designated by such Owner. The principal of and premium, if any, and interest on this Bond are payable in lawful money of the United States of America.

     This Bond is one of an authorized issue of bonds of the Municipality (herein called the "Bonds") issued under, and all equally and ratably secured and entitled to the protection given by, an Indenture of Trust, dated as of August 1, 2004 (as it may be amended and supplemented, herein called the "Indenture"), duly executed and delivered by the Municipality to U.S. Bank National Association, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture). Reference is made to the Indenture, copies of which are on file in the offices of the Municipality and the Trustee, including all indentures supplemental thereto, for a statement of the nature and extent of the security for the Bonds, the rights, duties and obligations of the Municipality and the Trustee, the rights of the Owners of the Bonds, the manner in which the Indenture can be amended, and terms upon which the Bonds are issued and secured. All terms capitalized but not defined herein shall have the meanings assigned to them in the Indenture.

     The Bonds are issued by the Municipality in the aggregate principal amount of $111,000,000 for the purpose of providing funds to be loaned by the Municipality to ALLETE, Inc., a Minnesota corporation (herein called the "Company"), pursuant to a Loan Agreement, dated as of August 1, 2004 (as it may be amended or supplemented, herein called the "Agreement"), for the purpose of refunding revenue bonds previously issued to refinance a portion of the costs of acquisition, construction and equipping of certain air and water pollution control facilities (the "Facilities") used by the Company in the operation of the Clay Boswell steam electric generating station owned in part by the Company and located in the Municipality (the "Plant"), thereby assisting activities in the public interest and for the public welfare of the State of Minnesota. To evidence its obligation to repay such loan, the Company will deliver to the Trustee its first mortgage bonds (the "First Mortgage Bonds") issued as an additional series under the Mortgage and Deed of Trust, dated as of September 1, 1945, from the Company to Irving Trust Company (now The Bank of New York) and Richard H. West (Douglas J. MacInnes, Successor), as trustees, as supplemented and to be supplemented (collectively referred to as the "First Mortgage").

     All Bonds Outstanding are subject to redemption by the Municipality, solely at the option of the Company, in whole or in part, on any Business Day, at a redemption price equal to 100% of the principal amount thereof, without premium, plus accrued interest thereon to the redemption date, if the Company shall declare, within 180 days following the occurrence of one of the following events, that it will cease to operate any element or unit of the Facilities by reason of the occurrence of such event: (a) the damage or destruction of all or substantially all of any element or unit of the Facilities or the Plant to which such Facilities relate to such extent that, in the reasonable opinion of the Company, the repair and restoration thereof would not be economical; (b) the condemnation of all or substantially all of any element or unit of the Facilities or such Plant or the taking by condemnation of such part, use or control of such element or unit of the Facilities or Plant as to render them or it unsatisfactory to the Company for their or its intended use; (c) if the Company has abandoned and removed from service all or a portion of the Facilities or all of its ownership interest in the Plant, (d) in the Company's reasonable opinion, unreasonable burdens or excessive liabilities shall have been imposed upon the Company with respect to the Facilities or the Plant or the operation thereof, including, but without being limited to, federal, state or other ad valorem, property, income or other taxes not being imposed on the date of the Indenture, other than ad valorem taxes levied on the date of the Indenture upon privately owned property used for the same general purpose as the Facilities or the Plant; (e) as a result of any changes in the Constitution of the State of Minnesota or the Constitution of the United States of America or of legislative or administrative action (whether state or federal) or by final direction, judgment or order of any court or administrative body (whether state or federal) entered after the contest thereof by the Company in good faith, the Indenture or the Loan Agreement becomes void or unenforceable or impossible of performance; or (f) if (1) the Company sells, leases or otherwise disposes of the Facilities or a substantial part thereof to a Person who is not an Affiliate of the Company, or changes or allows a change in the use of, such Facilities or any substantial part thereof, and (2) there is delivered to the Municipality and the Trustee an Opinion of Bond Counsel to the effect that, unless the Bonds or a specified part thereof are redeemed and retired either prior to or concurrently with such sale, lease or other disposition, or change in use, or on a subsequent date prior to maturity, Bond Counsel is unable to render an unqualified opinion that such sale, lease or other disposition, or change in use, of all or such substantial part of such Facilities will not adversely affect the excludability from gross income, for federal income tax purposes, of the interest on the series of Bonds that financed such Facilities and will not adversely affect the Company's ability to deduct interest payments made pursuant to the Agreement under Section 150(b) of the Internal Revenue Code of 1986, as amended, or a successor provision thereto.

     All of the Bonds shall be subject to mandatory redemption, at a redemption price equal to 100% of the principal amount thereof, without premium, on the earliest practicable Interest Payment Date, upon written notice to the Company by the Trustee of the occurrence of a final, nonappealable determination by the Internal Revenue Service or a court of competent jurisdiction in the United States, that, as a result of the failure by the Company to observe or perform any covenant, condition or agreement on its part to be observed or performed under the Agreement or as a result of the inaccuracy of any representation made by the Company under the Agreement, the interest payable on the Bonds is includable for federal income tax purposes in the gross income of the owners thereof (other than an owner who is a "substantial user" of the projects refinanced thereby or a "related person" thereto within the meaning of Section 103(b)(13) of the Internal Revenue Code of 1954, as amended), which final determination follows proceedings of which the Company has been given written notice and in which the Company, at its sole expense and to the extent deemed sufficient by the Company, has been given an opportunity to participate, either directly or in the name of the owners of the Bonds. The Bonds shall be redeemed, either in whole or in part, in such principal amount that, upon such redemption, the interest payable on the Bonds remaining outstanding after such redemption would not be so includable for federal tax purposes in the gross income of the owners thereof.

     The Bonds also are subject to redemption in whole or in part in an amount evenly divisible by minimum Authorized Denominations, solely at the option of the Company, which shall be exercised upon the written direction of the Company, on July 1, 2014, and on any date thereafter, at a redemption price equal to 100% of the principal amount thereof, without premium, plus interest accrued on the principal amount so redeemed to the redemption date.

     Notice of redemption shall be mailed (unless waived, as set forth in the Indenture) at least 30 days before the redemption date to each Owner of a Bond to be redeemed at the address shown on the bond register or at such other address as is furnished in writing by such owner to the Trustee; provided that no defect in or failure to give such notice of redemption by mail shall affect the validity of proceedings for redemption of any Bond not affected by such defect or failure. With respect to notice of any optional or extraordinary optional redemption of the Bonds, as described above, unless moneys or Government Obligations or a combination thereof, provided by the Company shall be received by the Trustee prior to the giving of said notice sufficient to pay the redemption price on the Bonds to be redeemed, said notice shall state that said redemption shall be conditional upon the receipt of such moneys or Governmental Obligations by the Trustee on or prior to the date fixed for such redemption. If such moneys or Governmental Obligations shall not have been so received on or prior to the redemption date, said notice shall be of no force and effect, the Municipality shall not redeem such Bonds and the Trustee shall give notice, in the manner in which the notice of redemption was given, that such moneys were not so received. All Bonds so called for redemption will cease to bear interest on the specified redemption date, provided funds for their redemption have been duly deposited, and, except for the purpose of payment, shall no longer be protected by the Indenture and shall not be deemed Outstanding under the provisions of the Indenture.

     This Bond and the series of which it forms a part are issued pursuant to and in full compliance with the Constitution and laws of the State of Minnesota, particularly Minnesota Statutes Sections 469.152 to 469.165, as amended, and pursuant to resolutions adopted by the governing body of the Municipality, which resolutions authorize the execution and delivery of the Agreement, the Indenture and the Bonds, and are limited obligations payable solely from amounts to be received by the Municipality from the Company on the First Mortgage Bonds and otherwise pursuant to the Agreement, which amounts, if paid when due, will be sufficient to pay the principal of and premium, if any, and interest on the Bonds. Such payments are to be made to the Trustee for the account of the Municipality and credited to the Bond Fund provided for in the Indenture as a special trust fund account created by the Municipality and have been pledged for that purpose. The Bonds do not constitute an indebtedness of the Municipality within the meaning of any constitutional or statutory limitation and do not constitute or give rise to a pecuniary liability of the Municipality or a charge against its general credit or taxing powers. No Owner of any Bond shall ever have the right to compel any exercise of the taxing power of the Municipality to pay the principal of or premium, if any, or interest on the Bonds or to enforce payment thereof against any property of the Municipality other than the Trust Estate.

     If provision is made for the payment of the principal of and premium, if any, and interest on this Bond in accordance with the Indenture, this Bond shall no longer be deemed Outstanding under the Indenture, shall cease to be entitled to the benefits of the Indenture, and shall thereafter be payable solely from the funds provided for the payment thereof.

     If an Event of Default occurs, the principal of all Outstanding Bonds may become due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Municipality and the Owners of the Bonds at any time with the consent of the Owners of a majority in aggregate principal amount of the Bonds at the time Outstanding. The Trustee may not vote the First Mortgage Bonds, or consent with respect thereto, in favor of a correlative modification or amendment of the First Mortgage without like consent, provided that the Trustee is required to vote or consent in favor of certain modifications and amendments enumerated in the Indenture that may be adopted without any consent of the Owners of the Bonds Outstanding under the Indenture. The Indenture also contains provisions permitting Owners of a majority in aggregate principal amount of the Bonds at the time Outstanding, on behalf of the Owners of all the Bonds, to waive compliance with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Owner of this Bond shall be conclusive and binding upon such Owner and of any Bond issued in lieu hereof whether or not notation of such consent or waiver is made upon this Bond or such Bond.

     The Owner of this Bond shall have no right to enforce the provisions of the Indenture or to institute action to enforce the covenants therein, or to take any action with respect to any Event of Default under the Indenture, or to institute, appear in or defend any suit or other proceedings with respect thereto, except as provided in the Indenture. In certain events, on the conditions, in the manner and with the effect set forth in the Indenture, the principal of all Outstanding Bonds may become due and payable before the stated maturity thereof, together with interest accrued thereon.

     The Bonds are issuable only as fully registered bonds without coupons in the denominations of $5,000 and any integral multiple of $5,000 in excess of $5,000. The Bonds are exchangeable for other Bonds in the form of fully registered bonds of the same aggregate principal amount and in authorized denominations, upon surrender thereof by the Owner thereof at the principal corporate trust office of the Trustee, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee and executed by the Owner thereof or his attorney duly authorized in writing, in the manner and upon payment of the charges as provided in the Indenture.

     This Bond is transferable by the Owner hereof upon surrender of this Bond for transfer at the principal corporate trust office of the Trustee, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee and executed by, the Owner hereof or his attorney duly authorized in writing, in the manner and upon payment of the charges as provided in the Indenture. Thereupon the Municipality shall execute and the Trustee shall authenticate and deliver, in exchange for this Bond, one or more new Bonds in the name of the transferee, of an authorized denomination, in aggregate principal amount equal to the principal amount of this Bond.

     The Municipality, the Trustee and the Company may treat the person in whose name this Bond is registered as the absolute holder hereof for all purposes whether or not this Bond is overdue, and shall not be affected by any notice to the contrary.

     IT IS HEREBY CERTIFIED, RECITED AND DECLARED that all acts, conditions and things required to exist, happen and be performed precedent to and in the execution and delivery of the Indenture and the issuance of this Bond do exist, have happened and have been performed in due time, form and manner as required by law, and that the issuance of this Bond and the series of which it forms a part does not exceed or violate any constitutional or statutory limitation of indebtedness.

     This Bond shall not be valid or obligatory for any purpose or be entitled to any security or benefit under the Indenture unless the Certificate of Authentication hereon has been signed by the Trustee.

     IN WITNESS WHEREOF, the City of Cohasset, Minnesota, by its governing body, has caused this Bond to be executed in its name by the facsimile signatures of the Mayor and the City Clerk-Treasurer and sealed with a facsimile of its official seal printed hereon.

Dated:  August 19, 2004

                                        ----------------------------------------
                                             Mayor

(SEAL)

                                        ----------------------------------------
                                             City Clerk-Treasurer



                           --------------------------



                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This Bond is one of the Bonds of the series designated therein and referred to in the within-mentioned Indenture.

                                        U.S. Bank National Association,
                                        as Trustee


                                        By:
                                        ----------------------------------------
                                             Authorized Signature

                                   ASSIGNMENT

     FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto _________________________________, the within Bond and does hereby irrevocably constitute and appoint ________________________________________, attorney, to transfer the within Bond on the books kept for registration thereof, with full power of substitution in the premises.

Dated:
      ----------------------

                                        ----------------------------------------
PLEASE INSERT SOCIAL SECURITY           NOTICE: The signature to this assignment
OR OTHER IDENTIFYING NUMBER             must  correspond  with  the name  as  it
OF ASSIGNEE                             appears upon the face of the within Bond
                                        in every particular, without alteration or any be guaranteed by a commercial bank or trust company or by a brokerage firm having a membership in one of the major stock exchanges.


SIGNATURE GUARANTEED:
                     -----------------------------------------------------